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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Dun & Bradstreet Corporation
(Name of Registrant as Specified In Its Charter)

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LETTER FROM THE CHAIRMAN

"Staying current and following best practices with our governance policies is a key focus of the Board, and we have made major enhancements over the last several years."	Dear Fellow Shareholders,

2015 was a year of continued progress against the strategy put in place under the leadership of our CEO, Bob Carrigan. While the Company is making needed changes to meet the challenges of the changing marketplace, our Board also is adapting to meet the highest standards of corporate governance.

Over the past few years our 10-member Board has actively managed its turnover, adding diverse and relevant experience to the Board. This year, with the additions of Randy Mott and Cindy Christy, our Board now has an average tenure of less than four years. We are confident that the Board will continue to have the appropriate set of skills and experience necessary to provide management guidance and oversight, and to represent the interests of our shareholders.

We have for years been proud of the diversity, dedication and talent on our Board. We currently have three female directors who, in addition to their contributions and insights provided in the Boardroom, give of their time to mentor and help develop Dun & Bradstreet's female leaders. They are important role models within the organization. Reflecting this diversity, Dun & Bradstreet's Board was recognized twice last year. We received a 2015 Corporate Board Diversity award from the Executive Women of New Jersey, and were acknowledged by the Women's Forum Corporate Board Initiative as one of the Fortune 1000/S&P 500 companies with at least 20 percent of its board seats held by women.

We recognize that being a best-in-class director requires continuing education to stay current in corporate governance. In 2015, we engaged the National Association of Corporate Directors to host an on-site training program for the full Board on corporate governance "hot topics" and emerging trends, as well as best practices for Board leadership and guidance on creating and sustaining shareholder value.

Staying current and following best practices with our governance policies is a key focus of the Board, and we have made major enhancements over the last several years. In 2013, we approved — and shareholders voted in favor of — amendments to our charter and by-laws to permit shareholders to take action by written consent. In 2015, we made further enhancements. Our Board approved — and shareholders voted in favor of — amendments to our charter and by-laws to reduce from 40 percent to 25 percent the aggregate ownership percentage required for holders of the Company's common stock to call a special meeting of shareholders, which is more in line with market practice.

"We have for years been proud of the diversity, dedication and talent on our Board."	The Board also conducted a thorough review and analysis of the prevalent practices in proxy access by-laws and approved by-law provisions implementing proxy access. As a result, our by-laws now permit a shareholder, or a group of up to 20 shareholders, owning 3 percent or more of Dun & Bradstreet's common stock for at least three years to nominate directors in the Company's annual meeting proxy materials.

We are confident that these moves keep Dun & Bradstreet apace with the best practices in corporate governance, which in turn protects the Company and builds long-term value for you as a shareholder.

Before closing, I would like to recognize two directors who retired during 2015, Sandi Peterson and Austin Adams. I would like to thank both Sandi and Austin for their invaluable contributions to the Dun & Bradstreet Board over their years of service.

I hope you will join us at the 2016 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Wednesday, May 4, 2016, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

On behalf of our Board of Directors, I thank you for your continued support of Dun & Bradstreet.

Sincerely,

Christopher J. Coughlin
Chairman of the Board
The Dun & Bradstreet Corporation

Notice of 2016 Annual Meeting of Shareholders

         The 2016 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation (the "Company") will be held on Wednesday, May 4, 2016, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

  1.
  Elect ten directors to the Board of Directors, each to serve for a one-year term;

  2.
  Ratify the appointment of our independent registered public accounting firm for 2016;

  3.
  Obtain advisory approval of our executive compensation (Say on Pay);

  4.
  Re-approve the Company's Covered Employee Incentive Plan, as amended and restated; and

  5.
  Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

         Only shareholders of record at the close of business on March 10, 2016, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Kristin R. Kaldor
 Corporate Secretary

Dated: March 22, 2016

         Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are once again providing to our shareholders access to our proxy materials over the Internet. We continue to believe that this e-proxy process allows us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our Annual Meeting and more efficiently complying with our obligations under the securities laws. On or about March 22, 2016, we mailed to our beneficial shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2016 Proxy Statement and Annual Report and vote online. Registered shareholders will be furnished a printed copy of the 2016 Proxy Statement and Annual Report by mail, unless they have opted for e-proxy access over the Internet.

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to vote your shares as promptly as possible. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet as instructed in these materials. If you received the proxy statement by mail, you may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. Please note that if your shares are held by a broker, bank or other holder of record and you wish to vote at the meeting, you must obtain a legal proxy from that record holder.

Please note that with the exception of Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Page
Severance Benefits	52
External Benchmarking	53
Executive Compensation Recoupment Policy	54
Employment Agreements	55
Tax Impact and Deductibility	55
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	57
SUMMARY COMPENSATION TABLE	58
GRANTS OF PLAN-BASED AWARDS TABLE	60
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	62
OPTION EXERCISES AND STOCK VESTED TABLE	63
PENSION BENEFITS TABLE	64
NONQUALIFIED DEFERRED COMPENSATION TABLE	66
EQUITY COMPENSATION PLAN INFORMATION	68
OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS	69
Change in Control	69
Severance Arrangements	69
Potential Post-employment Compensation Table	70
GENERAL INFORMATION ABOUT THE MEETING	76
Annual Meeting Admission	76
Who Can Vote	76
How to Vote	76
Revocation of Proxies	77
Voting Shares in the Dun & Bradstreet Plans	77
List of Shareholders	77
Eliminating Duplicative Proxy Materials	78
Proxy Solicitation	78
Quorum and Voting Requirements	78
Shareholder Account Maintenance	79
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	80
OTHER MATTERS	80
INFORMATION CONTAINED IN THIS PROXY STATEMENT	80
SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING	80
SCHEDULE I — RECONCILIATION OF GAAP REVENUE TO CORE REVENUE (AS ADJUSTED) AND THE EFFECT OF FOREIGN EXCHANGE ON CORE REVENUE (AS ADJUSTED) GROWTH	82
SCHEDULE II — RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS (AS ADJUSTED)	83
SCHEDULE III — RECONCILIATION OF GAAP OPERATING INCOME TO OPERATING INCOME (AS ADJUSTED)	84
EXHIBIT A — THE DUN & BRADSTREET CORPORATION COVERED EMPLOYEE INCENTIVE PLAN, AS AMENDED AND RESTATED	85

PROXY STATEMENT

INTRODUCTION

        The Board of Directors (Board) of The Dun & Bradstreet Corporation (which we may refer to as Dun & Bradstreet, we, our, or the Company) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 4, 2016 (Annual Meeting). On or about March 22, 2016, we mailed to our beneficial holders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the proxy materials on the Internet and how to vote on the Internet and by telephone, and we mailed to our registered shareholders a printed copy of the proxy materials. If you received a Notice and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice. Please see the section titled "General Information About the Meeting" at the end of this proxy statement for more information about voting.

        Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. Dun & Bradstreet is listed on the New York Stock Exchange (NYSE) with the ticker symbol DNB.

CORPORATE GOVERNANCE

Board of Directors

        Dun & Bradstreet's Board currently consists of ten members, all of whom are independent except for Robert P. Carrigan, our Chief Executive Officer (CEO). The objective of our Board is to conduct our business activities so as to enhance shareholder value. Our Board believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board's view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in December 2015, cover Board composition and performance (e.g., director independence, qualification of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committees and management review (e.g., evaluation of the CEO and management succession).

        The Board has four standing committees: the Audit Committee, the Compensation & Benefits Committee (C&BC), the Innovation & Technology Committee (I&TC) and the Nominating & Governance Committee (N&GC). Each Board committee has its own charter setting forth its purpose and responsibilities, including, where applicable, those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

        Our Corporate Governance Principles and the charters of each of our committees of the Board are available in the Investor Relations section of our website (http://investor.dnb.com).

        Leadership Structure of the Board. Our Board is currently led by our independent Chairman of the Board (Chairman), Christopher J. Coughlin.

        Our Board considers independent leadership as critical for board effectiveness. Accordingly, the Company's Corporate Governance Principles provide that in the event the Chairman is not an independent director, the Board will appoint an independent Lead Director. The Chairman of the Board or, if appointed, the Lead Director (i) presides over the non-management executive sessions of the Board, (ii) collects feedback from Board meetings and provides it to the CEO, (iii) may call a meeting of the non-management directors at any time, (iv) leads the annual CEO evaluation process, and (v) performs such other responsibilities as the Board may from time to time delegate to assist the Board in performing its responsibilities. If an independent director serves as Chairman, as is the case now, there is no requirement for a separate Lead Director.

        The Board's Role in Risk Oversight. The Board oversees the Company's risk profile and management's processes for assessing and managing risks, both as a full Board and through its committees. The Board reviews strategic risks. Risk oversight of non-strategic risks is delegated based upon the expertise of certain committees that periodically report risk oversight activities to the Board. Specifically, the Board has delegated to the Audit Committee, the N&GC, the C&BC and the I&TC, responsibilities related to risk oversight as described herein.

        The Audit Committee oversees the Company's major financial, legal, regulatory and compliance risk exposures. In addition, the Audit Committee oversees, and reviews with the internal auditors and management, the Company's enterprise risk management process, including the prioritization of the identified risks and management's mitigation plans. As part of the enterprise risk management process to identify and prioritize risks to the Company, management uses the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), which analyzes enterprise risks from the standpoint of a company's strategic, operational, compliance and financial reporting objectives.

        Particular members of management provide updates to or report to the Audit Committee as follows:

  •
  The Chief Enterprise Risk & Audit Officer reports both to the Chief Financial Officer and the Chairman of the Audit Committee. On a quarterly basis, the Audit Committee reviews and discusses with the Chief Enterprise Risk & Audit Officer the Company's internal system of audit and financial controls, internal audit plans and the periodic report of audit activities.

  •
  The Principal Accounting Officer and Corporate Controller reports to the Chief Financial Officer and discusses financial controls with the Audit Committee in his capacity as leader of the Company's Sarbanes-Oxley controls. On a quarterly basis, the Principal Accounting Officer and Corporate Controller reviews progress on control testing and mitigation of any identified risks with the Audit Committee.

  •
  The Chief Compliance Officer reports to the Chief Legal Officer and provides updates (at least quarterly) to the Audit Committee on compliance risks and controls.

        In addition, at least quarterly, the Audit Committee meets in private sessions separately with each of the Chief Enterprise Risk & Audit Officer, the Chief Financial Officer and the Company's independent registered public accounting firm. Periodically, the Audit Committee also meets privately with the Principal Accounting Officer and Corporate Controller and the Chief Compliance Officer.

        The C&BC annually reviews with management the compensation policies and practices of the Company, including those applicable to non-executive officers, to determine the extent to which risks arising from the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The compensation-related risk analysis considers the major components of compensation and compensation-related policies at the Company and how each may impact risk-taking activities by employees. The analysis is prepared by management and reviewed and agreed upon by an interdisciplinary management team comprised of senior leaders from finance, internal audit and enterprise risk, sales operations, legal, human resources and compensation. In addition, the C&BC's independent executive compensation consultant, Meridian Compensation

Partners LLC (Meridian), as well as the Company's external legal counsel, reviewed and provided feedback on the analysis. Based on this analysis, the C&BC agreed with management that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        The I&TC periodically reviews with management the commercial risks of the Company's technology infrastructure and platforms, including marketplace and financial risks and information technology security risks. For example, management reviews with the I&TC the progress of the implementation of our technology investments.

        The N&GC may periodically review the Company's policies and programs related to (i) political actions and legislative affairs, (ii) employee health and safety, (iii) equal employment opportunity, and (iv) charitable contributions.

        Each of the Audit Committee, C&BC, I&TC and N&GC periodically reports to the Board on any such matters under review, as appropriate.

Independence of the Board and Committees

        Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws. After considering all relevant facts and circumstances, our Board has determined that each of its members except Robert P. Carrigan, our CEO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of the Audit Committee, the C&BC, the I&TC and the N&GC is independent under the NYSE listing standards and applicable laws (although I&TC member independence is not required because it is not a NYSE-required committee).

        Pursuant to NYSE rules, a director is not independent if the director is, or has been within the last three years, an employee of the Company. In addition, for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with the Company). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with the Company. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Our Corporate Governance Principles are available in the Investor Relations section of our website (http://investor.dnb.com).

Board Meetings

        Our Board held nine meetings in 2015, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served.

        The Corporate Secretary, together with the Chairman, drafts the agenda for each Board meeting and distributes it to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

        Information and data that are important to the Board's understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review.

        Our non-management directors meet in regularly scheduled executive sessions without members of management. Our Chairman, Christopher J. Coughlin, presides over executive sessions of the Board. Mr. Coughlin has served as the Chairman since October 2013. Prior to that, Mr. Coughlin served as our Lead Director since August 2010. The non-management directors held six executive sessions of the Board in 2015. More information relating to Mr. Coughlin's responsibilities as Chairman can be found under the "Leadership Structure of the Board" section of this proxy statement.

Committees and Meetings

        The table below provides the current membership information and number of meetings for each of the Audit Committee, C&BC, I&TC and N&GC.

Name	Audit		Compensation & Benefits		Innovation & Technology		Nominating & Governance
Christopher J. Coughlin (Chairman)			X				X	*
Cindy Christy			X		X
L. Gordon Crovitz					X		X
James N. Fernandez	X	*					X
Paul R. Garcia	X		X	*
Anastassia Lauterbach					X	*	X
Thomas J. Manning	X				X
Randall D. Mott	X				X
Judith A. Reinsdorf	X		X
Committee Meetings held in 2015	5		6		4		5

*
Committee Chair

        The Audit Committee. Under the terms of its charter, the Audit Committee's primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of:

  •
  the integrity of our financial statements and internal controls over financial reporting;

  •
  the independent registered public accounting firm's qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firm; and

  •
  our compliance with legal and regulatory requirements.

        A copy of the Audit Committee's charter can be found in the Investor Relations section of our website (http://investor.dnb.com). The Report of the Audit Committee can be found under the "Audit Committee Information" section of this proxy statement.

        Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are "financially literate" as required by the NYSE listing standards.

        Our Board has also determined that James N. Fernandez qualifies as an "audit committee financial expert" as that term has been defined by the rules of the SEC and has "accounting or related financial management expertise" within the meaning of the NYSE listing standards.

        The Compensation & Benefits Committee. Under the terms of its charter, the primary function of the C&BC is to discharge the Board's responsibilities relating to compensation of our CEO and our other executive officers. Among other things, the C&BC:

  •
  evaluates the CEO's performance and reviews with the CEO the performance of other executive officers;

  •
  establishes, reviews, approves and revises our plans, policies, programs, arrangements and procedures for compensating our executive officers;

  •
  has oversight responsibility for the administration of our employee benefit plans, policies, programs, arrangements and procedures for compensating our executive officers, excluding those that are tax-qualified retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  recommends to the Board for approval the adoption, rescission and amendment of all cash incentive compensation and equity-based incentive plans in which executive officers participate, as well as all other equity-based plans that require the approval of shareholders or as otherwise required by law;

  •
  oversees the evaluation of management, including CEO succession planning and management development;

  •
  administers our equity-based plans and cash incentive plans that specifically provide for administration by the C&BC; and

  •
  reviews the non-employee director compensation program, recommending any changes to the Board for approval.

        The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and, to the extent permitted by applicable plans, laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the C&BC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The C&BC has appointed two committees comprised of employees of the Company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans, provided such actions do not impact the compensation of the executive officers of the Company for whom the C&BC has direct responsibility. The two committees are:

  •
  Plan Benefits Committee (PBC):  The PBC has settlor powers with respect to employee benefit plan design changes, except that the PBC cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact to the Company of greater than $1 million. In addition, the PBC does not have authority to take any actions that are solely within the province of the Plan Administration Committee. The PBC does not have responsibility for any aspect of the Company's tax-qualified retirement plans. That responsibility resides with management.

  •
  Plan Administration Committee (PAC):  The PAC has fiduciary and administrative powers under the employee benefit plans, with the exception that the Plan Administration Committee has no responsibility with respect to any aspect of the Company's tax-qualified retirement plans.

        The C&BC has also delegated to our CEO the authority to make limited grants under our equity-based compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our CEO in determining or recommending the amount or form of compensation, is included in the "Compensation Discussion & Analysis" section of this proxy statement.

        In addition to the independence standards described above, in determining the composition of the C&BC, our Board considered all factors specifically relevant to determining whether each member of the C&BC has a relationship to Dun & Bradstreet that is material to the director's ability to be independent from management, including (i) the source of the director's compensation, including any consulting, advisory or other compensatory fees paid by us, and (ii) whether the director has an affiliate relationship with Dun & Bradstreet, one of our subsidiaries or an affiliate of a subsidiary. The Board concluded that no member of the C&BC has a relationship that would impair a director's ability to make independent judgments about the Company's executive compensation.

        The C&BC has retained the services of an independent compensation consultant. The mandate to the consultant is to work for the C&BC in connection with its review of executive and non-employee director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation and technical considerations. The nature and scope of services rendered by the consultant on the C&BC's behalf are described below:

  •
  competitive market pay analyses for executive positions, non-employee director pay studies, proxy data studies, dilution analyses, and market trends in executive and non-employee director compensation;

  •
  pay for performance analyses and commentary on risk in the Company's executive pay programs;

  •
  ongoing support with regard to the latest relevant regulatory, governance, technical, and/or financial considerations impacting executive compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at C&BC and selected management or Board meetings.

        The C&BC's independent executive compensation consultant is Meridian. Meridian's services to the Company are limited to advising the C&BC with respect to executive officer and non-employee director compensation. The C&BC reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, the C&BC reviewed numerous factors relating to Meridian and the individuals actually providing services to Dun & Bradstreet, including those required by the SEC and the NYSE. Based on a review of these factors, the C&BC has determined that (i) Meridian is independent and (ii) Meridian's engagement presents no conflicts of interest.

        The Innovation & Technology Committee. Under the terms of its charter, the primary function of the I&TC is to review our approach to information technology and innovation, including:

  •
  the information technology platforms required to enable customer-centric innovation, cost-effective organic growth and competitive advantage with respect to M&A opportunities;

  •
  the process and approach required to drive product innovation such as customer research, design and product development to enable customer success;

  •
  advising the innovation and technology senior management team as may be needed in connection with the I&TC's duties and responsibilities outlined above; and

  •
  assisting the Board in fulfilling its oversight responsibilities regarding the Company's information technology and innovation.

        In addition, the I&TC reviews with management the risks of the Company's technology infrastructure and platforms, including marketplace and financial risks and information technology security risks. The I&TC may also delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations, to any other body, individual or management. A copy of the I&TC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The Nominating & Governance Committee. Under the terms of its charter, the N&GC's primary responsibilities include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending candidates to fill Board vacancies and newly created director positions;

  •
  recommending whether incumbent directors should be nominated for re-election to the Board upon expiration of their terms;

  •
  developing and recommending to the Board a set of corporate governance principles applicable to the Board; and

  •
  overseeing the evaluation of the Board.

        A copy of the N&GC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        In accordance with our Corporate Governance Principles and the N&GC charter, the N&GC oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The N&GC, with input from the CEO and Chairman, will identify individuals believed to be qualified to become Board members. The N&GC solicits candidates from its current directors and, if deemed appropriate, retains for a fee, one or more third party search firms to identify and help evaluate candidates. The N&GC will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, potential conflicts of interest (including any affiliation with an entity that competes or appears to compete with the Company), professional experience, personal character, integrity, diversity, outside commitments (e.g., service on other boards) and particular areas of expertise—all within the context of the needs of the Board. The N&GC does not use a formula for these factors, including diversity, but instead applies its judgment based on the needs of the Company.

        The N&GC will also consider director nominees proposed by our shareholders. Any shareholder wishing to propose a future nominee for consideration by the N&GC may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our by-laws and summarized under the "Shareholder Proposals for the 2017 Annual Meeting" section of this proxy statement. The N&GC uses the same criteria described above to evaluate nominees proposed by our shareholders.

        No individuals were proposed for nomination by any shareholders in connection with this proxy statement or the 2016 Annual Meeting of Shareholders.

Communications with the Board and Audit Committee

        We have a process in place that permits shareholders and other interested persons to communicate with our Board through its independent Chairman, Christopher J. Coughlin, and with the Audit Committee through its Chairman, James N. Fernandez. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the Dun & Bradstreet Audit Committee Chairman, care of our third party compliance vendor, at: AlertLine, NAVEX Global, Inc., 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. To report all other concerns to the non-management directors, shareholders and other interested persons should write to the Chairman of the Board, care of AlertLine, NAVEX Global, Inc., at the address noted above. Communications that are not specifically addressed as indicated above will be provided to the Chairman of the Board. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as "Confidential." All communications received by AlertLine will be sent first to our internal compliance officer, who will forward them on to the applicable director after review. The compliance officer will not forward non-substantive communications that are unrelated to the duties and responsibilities of the Board, such as: spam, business solicitations or advertisements, resumes, product-related inquiries, junk mail or mass mailings, service complaints or inquiries, personal grievances, any threatening or hostile communications or similarly unsuitable communications. As appropriate, such items may be redirected to internal management for investigation, resolution and/or response. These instructions can also be found in the Corporate Governance information maintained in the Investor Relations section of our website (http://investor.dnb.com). On a quarterly basis we provide a summary to the N&GC of all matters that have been received by Messrs. Coughlin and Fernandez through the above process.

Attendance at Annual Meetings

        We expect directors to be available to attend our Annual Meeting. All of our directors attended our 2015 Annual Meeting of Shareholders.

Service on Multiple Audit Committees

        Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board's approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on the audit committee of more than two other public companies.

Related Persons Transactions and Approval Policy

        Our Board recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving Dun & Bradstreet.

        Under this policy, the Board has delegated to the N&GC the responsibility for reviewing and approving certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect material interest. The Board has empowered the Corporate Secretary to review all related persons transactions in excess of $120,000 and to present to the N&GC for approval those transactions in which the related person is reasonably likely to have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. In addition, a related person is any holder of 5% or more of voting securities of the Company, or any director, nominee for director or executive officer of the Company or their immediate family members.

        In approving related persons transactions, the N&GC shall determine whether each related persons transaction referred to the N&GC was the product of fair dealing and whether it was fair to Dun & Bradstreet.

        Under this policy, we review our records and make inquiries of our directors and executive officers to identify any related persons transactions. We search our books and records for any related persons transactions that involve amounts, individually or in the aggregate, that exceed $120,000.

        The N&GC did not review any related persons transactions pursuant to the policy during 2015.

Promoters and Control Persons

        There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our C&BC are, or have been, an employee or officer of Dun & Bradstreet. During fiscal year 2015, no member of our C&BC had any relationship with Dun & Bradstreet requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2015, none of our executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of Dun & Bradstreet or as a member of our C&BC.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller) and have posted the Code of Conduct in the Investor Relations section of our website (http://investor.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, if any, relating to amendments to or waivers from any provision of our Code of Conduct applicable to our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller by posting this information on our website.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

        For 2015, our non-employee directors' total compensation program consisted of both cash and equity-based compensation awards as follows:

  •
  Annual board cash retainer of $70,000;

  •
  Additional annual cash retainer for each Committee Chair of $20,000;

  •
  Additional cash retainer of $100,000 per year for the Non-executive Chairman; and

  •
  Annual grant of restricted stock units, or RSUs, with a value of approximately $120,000.

        Cash compensation was paid in semi-annual installments in 2015. No separate fees are paid for attendance at Board or Committee meetings. The RSU grant is made on the date of the Annual Meeting of Shareholders.

        In addition, non-employee directors may elect to defer all or a portion of their annual cash retainer(s) into our Non-employee Directors' Deferred Compensation Plan. Directors who defer their cash retainers into the Dun & Bradstreet Common Stock Fund under the plan receive a 10% premium payment credited to their account. This premium as well as the base deferral amount must remain invested in the Dun & Bradstreet Common Stock Fund for a period of at least three years from the date these amounts are initially credited to the non-employee director's account. Receipt of RSU awards may also be voluntarily delayed such that the delivery of the underlying shares is the date of separation from service. RSUs are credited with dividend equivalents while delayed.

        Upon joining the Board, each new non-employee director receives a one-time stock option grant with a grant date fair market value of approximately $35,000. The number of options is based on a modified Black-Scholes methodology. These stock options vest in full one year from the date of grant. In addition, each new non-employee director receives a pro rata allocation of the other components of the total compensation program as described above.

        Non-employee directors are also provided with the following benefits:

  •
  Reimbursement for reasonable Company-related travel;

  •
  Director continuing education and other expenses;

  •
  Travel accident insurance when traveling on Company business;

  •
  Personal liability insurance; and

  •
  Participation in our charitable matching gift program of up to $4,000 per calendar year.

        Only non-employee directors receive compensation for serving on the Board. A director who is also an employee of the Company receives no additional compensation for serving as a director.

Stock Ownership Guidelines

        Non-employee directors are required to hold an aggregate value of shares equal to 5 times the annual board cash retainer received by Directors under the total compensation program, which is intended to be achieved within 5 years and thereafter maintained. Shares counted towards stock ownership include (i) shares owned outright, (ii) deferred shares, (iii) Restricted Stock Units, (iv) shares held in the Dun & Bradstreet Common Stock Fund, (v) 50% of vested and exercisable options, and (vi) such other form of equity compensation as may be received by Directors from time to time under the total compensation program.

        The following table summarizes the compensation paid to our non-employee directors in 2015:

Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(4)	All Other Compensation ($) (5)(6)(7)	Total ($)
Christopher J. Coughlin	190,000	119,966		45,432	355,398
Chairman of the Board
Austin A. Adams	35,000	0		4,168	39,168
Cindy Christy	28,575	89,793	34,512	6,519	159,399
L. Gordon Crovitz	70,000	119,966		5,975	195,940
James N. Fernandez	90,000	119,966		36,346	246,312
Paul R. Garcia	90,000	119,966		7,042	217,008
Anastassia Lauterbach	73,945	119,966		2,733	196,644
Thomas J. Manning	70,000	119,966		8,766	198,732
Randall D. Mott	39,315	108,166	35,465	774	183,720
Sandra E. Peterson	90,000	119,966		18,941	228,906
Judith A. Reinsdorf	70,000	119,966		8,766	198,732

(1)
In addition to the $70,000 annual cash retainer for each non-employee director, the following non-employee directors earned additional fees for serving as Chairman of the Board or as a Committee Chair: Mr. Coughlin—$120,000 (includes $20,000 for serving as Chairman of the N&GC and $100,000 for serving as non-executive Chairman of the Board); Mr. Fernandez—$20,000 (for serving as Chairman of the Audit Committee); Mr. Garcia—$20,000 (for serving as Chairman of the C&BC); Ms. Lauterbach—$3,945 (for partial year service as Chair of the I&TC) and Ms. Peterson—$20,000 (for serving as Chair of the I&TC). Mr. Adams received the full first installment (out of two installments) of the annual cash retainers since he completed his service with our Board on May 6, 2015. Mr. Mott and Ms. Christy received a pro rata annual cash retainer as they joined our Board on June 10, 2015 and August 5, 2015, respectively.

(2)
Amounts shown represent the aggregate grant date fair value as calculated under generally accepted accounting principles in the United States of America (GAAP), without regard to forfeiture assumptions. For more information on how we value stock-based awards (including all assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The amounts shown cannot be considered predictions of future value. These assumptions may or may not be fulfilled.

(3)
The annual equity grants were reviewed by the C&BC and were made on the date of the Annual Meeting of Shareholders. With the exception of Mr. Mott and Ms. Christy, each non-employee director was granted 954 RSUs on May 6, 2015. The number of RSUs is based on the mean of the high and low trading prices of our common stock on the date of grant. Mr. Mott was granted a pro rata number of RSUs (835) in conjunction with his appointment to our Board on June 10, 2015 and Ms. Christy was granted a pro rata number of RSUs (714) in conjunction with her appointment to our Board on August 5, 2015.

On May 6, 2015, the per share grant date fair value was $125.75. Therefore, excluding dividend equivalent units, the total full fair value for RSUs granted to each non-employee director in 2015, with the exception of Mr. Mott and Ms. Christy, was approximately $119,966. Mr. Mott and Ms. Christy each received a pro rata grant on June 10, 2015 and August 5, 2015, respectively, valued at approximately $108,166 and $89,793, respectively, with a per share grant date fair value of $129.54 and $125.76, respectively. These RSUs vest in full on the earlier of (i) immediately prior to the next year's Annual Meeting of Shareholders or (ii) the director's separation from service with the Board due to death or disability, and are payable in shares of our common stock as of the separation from service date. If the director separates from service with the Board due to retirement, the award is prorated and payable in shares of our common stock as of the retirement date. Directors are credited with dividend equivalents with respect to the RSUs prior to settlement.

  In addition, the following non-employee directors were granted shares in 2015, reflecting payment of dividend equivalent units with respect to RSUs whose restrictions had lapsed in 2015 for those directors who did not defer the receipt of their RSUs (Ms. Lauterbach and Mr. Garcia) or whose shares had been previously deferred and the restrictions lapsed upon their retirement from the Board (Ms. Peterson and Mr. Adams):

Name	Date	Number of Shares
Austin Adams	2/13/2015	80
Austin Adams	5/6/2015	676
Paul Garcia	5/6/2015	17
Anatassia Lauterbach	5/6/2015	17
Sandra Peterson	10/21/2015	784

Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse. The value of the dividend equivalent units paid with respect to RSUs is reported in the All Other Compensation column. The amount shown represents the value of all dividend equivalent units credited in 2015.

(4)
On June 10, 2015, we granted Mr. Mott 1,143 stock options with an exercise price of $129.54 and on August 5, 2015, we granted Ms. Christy 1,170 stock options with an exercise price of $125.76. The exercise price for these grants was equal to the fair market value of our common stock on the applicable grant date (i.e., the mean of the high and low trading prices). These grants of stock options to Mr. Mott and Ms. Christy were in recognition of their appointments to our Board as a non-employee director. The stock options vest in full on the first anniversary of the date of grant. Stock options not yet vested terminate upon the director's termination of service, except that if the director's service terminates by reason of death, disability or retirement before the first anniversary, a pro rata portion of such stock options vest as of the termination date. Generally, all stock option grants expire ten years from the date of grant.

(5)
Three non-employee directors, Messrs. Coughlin and Fernandez and Ms. Christy, elected to defer all of their 2015 cash retainers into the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan. The directors received a 10% premium on such deferred amounts, which was credited as an additional deferral under the Dun & Bradstreet Common Stock Fund. The amounts shown include this 10% premium as follows: Mr. Coughlin—$19,000, Mr. Fernandez—$9,000 and Ms. Christy—$2,858.

(6)
The amount shown for Mr. Manning and Mses. Peterson and Reinsdorf includes a matching gift of $4,000 and for Mr. Crovitz and Ms. Christy includes a matching gift of $3,000, made pursuant to the Dun & Bradstreet Corporate Giving Program available to all of our employees and directors.

(7)
The amounts shown also include the value of all dividend equivalent units credited in 2015. In 2015, the Company paid a quarterly dividend of $0.4625 per share. The value of all dividend equivalent units equals the number of RSUs as of the record date multiplied by the quarterly dividend. The resulting value is then divided by the fair market value of our common stock on the dividend payment date to arrive at the number of dividend equivalent units to be credited. In 2015, the total value of all dividend equivalent units credited to our non-employee directors was as follows:

Name	Value of RSU Dividend Equivalent Credit ($)
Christopher J. Coughlin Chairman of the Board	26,432
Austin A. Adams	4,168
Cindy Christy	662
L. Gordon Crovitz	2,975
James N. Fernandez	27,346
Paul R. Garcia	7,042
Anastassia Lauterbach	2,733
Thomas J. Manning	4,766
Randall D. Mott	774
Sandra E. Peterson	14,941
Judith A. Reinsdorf	4,766

        As of December 31, 2015, the aggregate number of stock awards (including units held in the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan) and stock options outstanding for each non-employee director was as follows:

Equity Awards Outstanding as of December 31, 2015

Name	Stock Awards (#)	Option Awards (#)
Christopher J. Coughlin Chairman of the Board	13,360	4,676
Austin A. Adams	0	4,015
Cindy Christy	714	1,170
L. Gordon Crovitz	1,832	1,340
James N. Fernandez	13,790	7,006
Paul R. Garcia	3,631	1,788
Anastassia Lauterbach	1,411	1,134
Thomas J. Manning	2,772	1,387
Randall D. Mott	835	1,143
Sandra E. Peterson	0	4,676
Judith A. Reinsdorf	2,772	1,387

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

        The Board has determined that each member of the Audit Committee is "independent" within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles in the United States of America (GAAP), applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such financial statements with GAAP and the effectiveness of internal control over financial reporting. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

        Management has represented to the Audit Committee that our financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

        The Audit Committee has reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company's Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2015.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board.

        In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

        The Audit Committee met periodically with the Chief Enterprise Risk & Audit Officer, Principal Accounting Officer and Corporate Controller, Chief Financial Officer, Chief Compliance Officer and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

James N. Fernandez, Chairman
Paul R. Garcia
Thomas J. Manning
Randall D. Mott
Judith A. Reinsdorf

February 23, 2016

Audit Committee Pre-approval Policy

        The Audit Committee of the Board has adopted an Audit Committee Pre-approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our Chief Financial Officer that the services will not impair the independent registered public accounting firm's independence. The policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chairman or his delegate, subject to an overall limit of $100,000 in new services. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

        The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2015	2014
	(In thousands)
Audit Fees (1)	$5,090	$5,020
Audit Related Fees (2)	442	238
Tax Fees (3)	204	244
All Other Fees	15	15

Total Fees	$5,751	$5,517

(1)
Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Audit fees for the years ended December 31, 2015 and December 31, 2014 include separate approved projects in the amount of $597,000 and $291,000, respectively, related to the integrated audit. The increase in 2015 is primarily a result of additional work related to merger and acquisition activities.

(2)
Consists primarily of fees for audits of our employee benefit plans and services in connection with the review of certain compensation-related disclosures in our proxy statement. Audit Related Fees for the year ended December 31, 2015 also include fees for a project related to the new Accounting Standards Update, No. 2014-09 "Revenue from Contracts with Customers."

(3)
Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Upon recommendation of the N&GC, the Board has nominated the following ten individuals for election as directors for a one-year term expiring at the 2017 Annual Meeting of Shareholders: Robert P. Carrigan, Cindy Christy, Christopher J. Coughlin, L. Gordon Crovitz, James N. Fernandez, Paul R. Garcia, Anastassia Lauterbach, Thomas J. Manning, Randall D. Mott and Judith A. Reinsdorf (Nominees). Each Nominee currently serves as a director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF OUR NOMINEES.

Robert P. Carrigan
Chief Executive Officer
The Dun & Bradstreet Corporation

Mr. Carrigan, age 50, has served as our Chief Executive Officer since October 2013, and he also served as our President from October 2013 until November 2015. Prior to that, Mr. Carrigan served as Chief Executive Officer of IDG Communications, Inc., a leading technology media, events and research company, from April 2008 until September 2013, where he led the company's media operations, including online, print and events in 90 countries. Under Mr. Carrigan's leadership, IDG Communications transformed from a print publisher to a leading digital media company and the worldwide leader in the technology event and media space. Prior to becoming Chief Executive Officer of IDG Communications, Mr. Carrigan held senior leadership roles of increasing responsibility, including President of IDG Communications US from April 2005 until March 2008 and Chief Executive Officer, President and Publisher of Computerworld from May 2003 until April 2005. Previously, Mr. Carrigan spent four years at America Online, Inc., where he was Senior Vice President in the Interactive Marketing Group from April 1999 to March 2003. He has not served as a director of any other public company in the last five years.

In assessing Mr. Carrigan's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered his experience at IDG Communications, including his demonstrated strategic leadership and his ability to leverage a company's core strengths and assets to transform a company's innovative positioning. The Board also values Mr. Carrigan's traditional corporate operational and leadership experience gained during his role as Chief Executive Officer of IDG Communications, including his marketing experience and his understanding of information technology, e-commerce and product innovation using mobile and social media platforms to enhance a company's presence and positioning. The Board also believes the risk management experience and strategic planning experience Mr. Carrigan gained while serving as our Chief Executive Officer will continue to serve the Board well.

Cindy Christy
President and Chief Operating Officer
Asurion Corporation

Cindy Christy, age 50, has served as a director of Dun & Bradstreet since August 2015, and is a member of the Compensation & Benefits Committee and the Innovation & Technology Committee. Ms. Christy is currently the President and Chief Operating Officer of Asurion Corporation, where she has served in that role since September 2014. Prior to that, Ms. Christy was Asurion Corporation's President, Americas from December 2012 to September 2014 and President, Sales, Marketing and Product Management from November 2008 to December 2012. Prior to joining Asurion Corporation, Ms. Christy held several executive positions with Alcatel-Lucent (and predecessor entity, Lucent Technologies) from 1996 through 2008, including President and Chief Executive Officer of the Americas Region from January 2008 to October 2008, President and Chief Executive Officer, North America, from December 2006 to December 2007, President of Lucent Technologies' Network Solutions Group from April 2005 to December 2006, and President of Lucent Technologies' Mobility Solutions Group from March 2004 to April 2005. Cindy began her career with AT&T in 1988, where she held several leadership positions in marketing and product management. Ms. Christy currently serves on the board of Crown Castle International Corporation and has not served as a director of any other public company in the last five years.

        In assessing Ms. Christy's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered her vast knowledge of telecommunications technologies and related emerging technological trends, coupled with global product, supply chain management and information technology expertise. In addition, the Board also values the variety of executive management positions Ms. Christy has held over her more than 25-year career which has equipped her with strategic management capability, global business insight, risk management capability and public company experience.

Christopher J. Coughlin
Retired Executive Vice President and Chief Financial Officer
Tyco International Ltd.

Christopher J. Coughlin, age 63, has served as Chairman of the Board since October 2013 and has been a director of Dun & Bradstreet since December 2004. Mr. Coughlin is Chairman of the Nominating & Governance Committee and a member of the Compensation & Benefits Committee. Mr. Coughlin also served as the Lead Director from August 2010 to October 2013. Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Tyco International Ltd., a global provider of fire protection and security solutions from March 2005 until December 2010 and served as an advisor to Tyco from December 2010 until October 2012. Previously, he served at The Interpublic Group of Companies, Inc. as Executive Vice President and Chief Operating Officer from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 to 2003, and prior to that Mr. Coughlin served as Executive Vice President and then President of Nabisco International, a division of Nabisco Holdings. Mr. Coughlin currently serves as a Senior Advisor to McKinsey & Company and is also a director of the following public companies: Allergan plc, Alexion Pharmaceuticals, Inc. and Hologic, Inc. In the last five years he served as a director of the following public companies: Covidien plc, Forest Laboratories, Inc. (which was acquired by Actavis plc) and Dipexium Pharmaceuticals, Inc. Prior to that, he served as a director of Perrigo Company, Monsanto Company and The Interpublic Group of Companies, Inc.

In assessing Mr. Coughlin's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered his significant financial expertise and general management and operations experience gained from his executive officer/chief financial officer positions at four large public companies. This expertise and experience includes his global business insight, his understanding of marketing, compensation, human resources matters and financial planning and controls, his ability to evaluate and execute acquisition and divestiture transactions, and his compliance and risk management experience, and strategic planning and corporate governance experience. In addition, the Board believes it benefits from Mr. Coughlin's experience serving on the boards of other NYSE-listed public companies. The Board also values the experience Mr. Coughlin gained while serving as Dun & Bradstreet's Lead Director and Chairman of the Board.

L. Gordon Crovitz
Partner, NextNews Ventures

L. Gordon Crovitz, age 57, has served as a director of Dun & Bradstreet since July 2014, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee. The former Publisher of The Wall Street Journal and Executive Vice President of Dow Jones and President of its Consumer Media Group, Mr. Crovitz has been active in digital media since the early 1990s. Mr. Crovitz is a partner in NextNews Ventures. Mr. Crovitz co-founded Journalism Online, LLC, a provider of e-commerce solutions for publishers, in April 2009. From 2008 until April 2009, Mr. Crovitz was an active angel investor in, and advisor to, privately held media and technology companies. Prior to that, Mr. Crovitz was with Dow Jones from 1980 until December 2007, serving as Executive Vice President and Publisher, Wall Street Journal and President of the Consumer Media Group from 2006 - 2007. In his previous role, he served as Senior Vice President and President of Electronic Publishing from 1998 - 2006. Mr. Crovitz is a member of the Board of Directors of the following public companies: Houghton Mifflin Harcourt and Marin Software. He has not served as a director of any other public company in the last five years.

In assessing Mr. Crovitz's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered his diversity of distinguished experience and seasoned business acumen, acquired from his many years as a senior level executive for a large publicly traded company. His extensive experience and expertise include change management, strategic planning, global business insight, operations, information technology, data privacy, e-commerce, corporate governance, mobile services and social media. The Board also values his financial knowledge, familiarity with Dun & Bradstreet's industry, sales and marketing background, experience with partnerships and alliances, and his experience from serving on other public company boards.

James N. Fernandez
Retired Executive Vice President and Chief Operating Officer
Tiffany & Co.

James N. Fernandez, age 60, has served as a director of Dun & Bradstreet since December 2004, and is Chairman of the Audit Committee and a member of the Nominating & Governance Committee. Prior to his retirement in July 2014, Mr. Fernandez served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He held numerous positions with Tiffany & Co., including Senior Vice President and Chief Financial Officer from April 1989 until January 1998, when he was promoted to Executive Vice President and Chief Financial Officer. In June 2011, Mr. Fernandez was promoted to Executive Vice President and Chief Operating Officer with overall responsibility for finance, distribution, information technology, manufacturing and Tiffany's Diamond and Gemstone Division. Mr. Fernandez does not serve, nor has he served in the last five years, on the board of any other public company.

In assessing Mr. Fernandez's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Fernandez's financial expertise (including investor relations oversight), and marketing/brand management and operations experience (including information technology and human resources oversight) gained at Tiffany & Co. for over 30 years, including in his role as the Chief Financial Officer for 22 years and Chief Operating Officer for three years. The Board also values his risk management and compliance experience, his global business insight and strategic planning experience, and his general corporate governance background. Additionally, the Board values Mr. Fernandez's qualification as an "audit committee financial expert" as that term has been defined by the rules of the SEC and his "accounting or related financial management expertise" within the meaning of NYSE listing standards.

Paul R. Garcia
Retired Chief Executive Officer and Chairman of the Board
Global Payments, Inc.

Paul R. Garcia, age 63, has served as a director of Dun & Bradstreet since May 2012, and is a member of the Audit Committee and Compensation & Benefits Committee, where he has served as Chairman since May 2014. Mr. Garcia served as Chief Executive Officer of Global Payments, Inc., a leading provider of payment processing services, from February 2001 until October 2013. Mr. Garcia served as a director of Global Payments from February 2001 through May 2014 and was Chairman of the Board from October 2002 through May 2014. Previously, Mr. Garcia served as Chief Executive Officer of NDC eCommerce, a division of National Data Corporation, from July 1999 to February 2001, President and Chief Executive Officer of Productivity Point International, Inc. from 1996 to 1998, Group President of First Data Issuing Services from 1995 to 1996, Chief Executive Officer of both National Bancard Corporation (NaBANCO) and First Financial Bank from 1982 to 1995, and National Sales Manager of Chase Manhattan Merchant Bank Card Services from 1979 to 1982. Mr. Garcia is also a director of West Corporation and SunTrust Banks, Inc., both public companies. Other than Global Payments, West Corporation and SunTrust Banks, he has not served as a director of any other public company in the last five years.

        In assessing Mr. Garcia's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Garcia's extensive management, operations, sales, marketing and technology expertise gained from his management and executive roles in the financial and payments services industry, including as Chief Executive Officer of Global Payments for over 12 years. The Board also values his experiences with data privacy, risk management and compliance matters, and mergers and acquisitions, as well as Mr. Garcia's financial knowledge, strategic planning acumen, company transformation experience, and his general global business insight. In addition, the Board values his prior experience as Chairman of a U.S. public company.

Dr. Anastassia Lauterbach
Former Senior Vice President, Global Business Operations Europe
Qualcomm Incorporated

Anastassia Lauterbach, age 43, has served as a director of Dun & Bradstreet since August 2013, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee, which she has chaired since October 2015. Dr. Lauterbach served as Senior Vice President of Global Business Operations Europe at Qualcomm Incorporated, a world leader in 3G, 4G and next-generation wireless technologies, from September 2011 to August 2013. Previously, she served at Deutsche Telekom AG, as Senior Vice President, Business Development and Investments from August 2010 to May 2011, Acting Chief Products and Innovation Officer from March 2010 to November 2010, and Senior Vice President, Planning & Development from June 2009 to March 2010, and during her time at Deutsche Telekom she additionally served as a member of the Executive Operating Board. Prior to Deutsche Telekom, Dr. Lauterbach served as Executive Vice President, Group Strategy at T-Mobile International AG from September 2006 to May 2009 and, prior to T-Mobile, she served in various operational and strategic roles at Daimler Chrysler Financial Services, McKinsey & Company and Munich Reinsurance Company. She is the Chief Executive Officer and founder of Lauterbach Ventures and 1AU-Ventures Ltd. in Germany and the United Kingdom and currently serves on Advisory and Supervisory Boards of several U.S. and European based technology companies. Dr. Lauterbach does not serve, nor has she served in the last five years, on the board of any other public company.

In assessing Dr. Lauterbach's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Dr. Lauterbach's deep experience in technology and product innovation and marketing, including within the wireless and mobile space. The Board also values her international operational and strategic insights gained while working for several large international communications companies, including her experience with mergers and acquisitions, post-merger integration, partnerships and alliances, business transformation and strategy and social media.

Thomas J. Manning
Former Chief Executive Officer
Cerberus Asia Operations & Advisory Limited

Thomas J. Manning, age 60, has served as a director of Dun & Bradstreet since June 2013, and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Manning has been a Lecturer in Law at The University of Chicago Law School, teaching courses on corporate governance, private equity and U.S.-China relations, since July 2012. Previously, he served as the Chief Executive Officer of Cerberus Asia Operations & Advisory Limited, a subsidiary of Cerberus Capital Management, a global private equity firm, from April 2010 to June 2012, Chief Executive Officer of Indachin Limited from October 2005 to March 2009, Chairman of China Board Directors Limited from August 2005 to April 2010, and a senior partner with Bain & Company and a member of Bain's China board and head of Bain's information technology strategy practice in the Silicon Valley and Asia from August 2003 to January 2005. Prior to that, Mr. Manning served as Global Managing Director of the Strategy & Technology Business of Capgemini, Chief Executive Officer of Capgemini Asia Pacific, and Chief Executive Officer of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia from June 1996 to January 2003. Early in his career, Mr. Manning was with McKinsey & Company, Buddy Systems, Inc. and CSC Index. Mr. Manning is also a director of the following public companies: CommScope Holding Company, Inc. and Clear Media Limited. He previously served as a director of iSoftStone Holdings Limited, AsiaInfo-Linkage, Gome Electrical Appliances Company and Bank of Communications.

In assessing Mr. Manning's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Manning's expertise in technology and business operations and innovation on a global scale, including Mr. Manning's rich international thought leadership, particularly relating to China. The Board also believes the Company benefits from Mr. Manning's extensive background in strategic consulting, regulatory matters, partnerships and alliances and general corporate governance. Additionally, the Board values Mr. Manning's experience gained while serving on the boards of other U.S. public companies.

Randall D. Mott
Senior Vice President, Global Information Technology and
Chief Information Officer
General Motors Company

Randall D. Mott, age 59, has served as a director of Dun & Bradstreet since June 2015, and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Mott is currently the Senior Vice President, Global Information Technology and Chief Information Officer of General Motors Company, where he has served in that role since February 2012. From July 2005 to September 2011, Mr. Mott served as Hewlett-Packard Company's Chief Information Officer, and additionally became Executive Vice President in 2006. From February 2000 to July 2005, Mr. Mott served as Senior Vice President and Chief Information Officer at Dell Computer Corporation. Mr. Mott started his career at Wal-Mart Stores, Inc. in 1978 as a programmer. He served in a variety of roles during his 22-year tenure at Wal-Mart, including as Senior Vice President and Chief Information Officer from 1994 to 2000. Mr. Mott is also a member of the advisory board at InformationWeek, a weekly print magazine that provides technology information focusing on software, hardware, network security and outsourcing. Mr. Mott does not currently serve, nor has he served in the last five years, on the board of any other public company. He previously served on the board at Fleming Companies, Inc.

In assessing Mr. Mott's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered the variety of global information technology and executive management positions he has held over the course of his career, where he pioneered retail and supply chain systems automation. The Board also values the contributions he has made over the years toward enabling retail and consumer-focused industries through the creation and implementation of supply chain standards and best practices, as well as his strategic planning and global business insight. Finally, the Board believes Mr. Mott's experience with data privacy and risk management oversight relating to technology systems will serve the Board well.

Judith A. Reinsdorf
Executive Vice President and General Counsel
Tyco International plc

Judith A. Reinsdorf, age 52, has served as a director of Dun & Bradstreet since June 2013, and is a member of the Audit Committee and Compensation & Benefits Committee. Ms. Reinsdorf has served as Executive Vice President and General Counsel of Tyco International plc, a global provider of fire protection and security solutions, since March 2007. Previously, she served as Vice President, General Counsel and Secretary of C. R. Bard, Inc. from October 2004 to February 2007, as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003. From 1995 to 2000, she held the position of Assistant General Counsel and Chief Legal Counsel, Corporate, at Monsanto Company. Ms. Reinsdorf does not serve, nor has she served in the last five years, on the board of any other public company.

In assessing Ms. Reinsdorf's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Ms. Reinsdorf's strong corporate governance expertise and placed significant value on her experience with global compliance, risk management, data privacy and regulatory matters, as well as her understanding of compensation and human resources issues. The Board also values Ms. Reinsdorf's global business insight and broad corporate legal and strategic planning skills honed as an executive at large U.S. public companies.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

        The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm and we have appointed PricewaterhouseCoopers LLP ("PwC") to serve in this capacity and to audit the consolidated financial statements for the year ending December 31, 2016. PwC succeeded Coopers & Lybrand as our independent auditor in 1998 when the two firms merged. Although shareholder approval of this appointment is not required, the Audit Committee and the Board believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of PwC as the independent registered public accounting firm in light of the shareholder vote, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Dun & Bradstreet and our shareholders. Our Audit Committee and our Board of Directors both believe that the continued retention of PwC to serve as the Company's independent external auditor is in the best interest of the Company and its shareholders.

        In addition to its audit of our consolidated financial statements, PwC also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain non-audit services. Fees for these services are described under the "Fees Paid to Independent Registered Public Accounting Firm" section of this proxy statement. The selection of our lead audit partner is reviewed with the Audit Committee and its Chairman. The rotation of our lead audit partner no less frequently than every five years is required by law. Consistent with our Audit Committee Charter, the Audit Committee considers whether to adopt a policy of rotating our independent auditing firm on a regular basis.

        A representative of PwC is expected to be present at the 2016 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)

        We believe that our executive compensation program, policies and procedures are founded on pay for performance and are strongly aligned with the long-term interests of our shareholders. This proposal, commonly known as "Say on Pay," gives shareholders the opportunity to express their favor or disfavor with the Company's executive compensation program, policies and procedures.

        Our executive compensation program is described more fully in the "Compensation Discussion & Analysis" section of this proxy statement and the related tables and narrative that follow it. Shareholders are, therefore, encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program.

        We believe that the design, development and execution of our pay program, policies and procedures has resulted in executive compensation decisions that are appropriate and that have benefitted the Company and shareholders over time.

        At our 2015 Annual Meeting, our advisory vote on executive pay passed with a vote of 98% in favor. We believe that the vote outcome affirmed the executive pay program changes we have implemented since 2013. These changes were received positively by our shareholders and helped to strengthen pay for performance, better align executive compensation with shareholder interests and enhance good governance practices.

        As a matter of normal practice, in 2015 we again reached out to shareholders to gain an understanding of how our executive pay programs and policies might continue to be improved. Feedback from these discussions as well as emerging governance trends are important inputs into our thinking about executive compensation and any future changes we may make to our current program.

        In the "Executive Summary" of the "Compensation Discussion & Analysis" section of this proxy statement, we highlight our 2015 results and the ongoing policies that contribute to pay for performance and good governance practices. For the reasons provided in our "Compensation Discussion & Analysis," the Board asks you to approve the following resolution:

  Resolved, that the shareholders approve the Company's overall executive compensation program, policies and procedures as described in the Compensation Discussion & Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.

        As this is a proposal for advisory approval, the result is not binding upon the Company. However, the C&BC, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. The C&BC will consider the outcome of this advisory vote when making future compensation decisions for our executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR COMPANY'S OVERALL EXECUTIVE COMPENSATION PROGRAM, POLICIES AND PROCEDURES.

PROPOSAL NO. 4
RE-APPROVAL OF THE DUN & BRADSTREET CORPORATION
COVERED EMPLOYEE INCENTIVE PLAN, AS AMENDED AND RESTATED

        On October 18, 2000, the Board of Directors adopted The Dun & Bradstreet Corporation Covered Employee Incentive Plan (the "CEIP"), which provides for annual performance-based bonuses to members of senior management whose compensation may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The CEIP was approved by shareholders at the Annual Meeting of Shareholders on April 27, 2001. The CEIP was re-approved at the Annual Meeting of Shareholders in 2006 and 2011.

        The Tax Code requires resubmission of the CEIP to shareholders for re-approval within five years of prior approval to ensure that compensation awarded under the plans can continue to qualify for the "performance-based" compensation exception to the deduction limitation of Section 162(m) of the Tax Code (the "Exception"). The substantive changes proposed to the CEIP since it was last approved by shareholders in 2011 are:

  •
  the inclusion of deferred revenue as an additional potential performance goal as noted below under "3. Performance Goals;"

  •
  clarification that performance goals may be measured on a Generally Accepted Accounting Principles ("GAAP") basis, adjusted GAAP basis or non-GAAP basis;

  •
  clarification of the maximum amount payable to a participant under awards granted in a single fiscal year as noted below under "1. Eligible Employees and Maximum Award;"

  •
  clarification of the exclusions that may be applied in determining attainment of performance goals and the adjustments that may be made to performance goals as noted below under "3. Performance Goals;"

  •
  revision of the change in control treatment of awards so that awards will be treated as provided in the Company's Change in Control Plan; and

  •
  clarification that awards will be subject to the terms of the Company's recoupment (claw-back) policy as in effect from time to time.

        The application of the CEIP is described more completely below in our "Compensation Discussion and Analysis" under "2015 Annual Cash Incentive Plan." The CEIP is used to set the maximum cash incentive amount and the maximum performance-based restricted stock unit award payable to a named executive officer in any fiscal year for purposes of Section 162(m) of the Tax Code. The CEIP should be distinguished from the annual cash incentive plan as described in the "Compensation Discussion and Analysis." While the CEIP establishes the maximum amount that may be awarded for purposes of Section 162(m), the goals or metrics in the annual cash incentive plan enable the C&BC to determine how much of that maximum amount should actually be awarded.

        The following summary of the CEIP is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

        1.     Eligible Employees and Maximum Award.    The Compensation & Benefits Committee of the Board of Directors, or C&BC, selects participants from among the employees of the Company and its subsidiaries who are, or who the C&BC anticipates may become, "Covered Employees" (as defined in

Section 162(m) of the Tax Code) of the Company and its subsidiaries and who are in a position to have a material impact on the results of the operations of the Company or its subsidiaries. In 2015, eight senior executives of the Company, including Mr. Carrigan, Chief Executive Officer, were the only participants in the plan. Awards can be settled in cash or equity. The maximum dollar amount payable to a participant under all awards granted to the participant in any single fiscal year of the Company and having a performance period of one fiscal year or less is 2% of Company income from continuing operations before provision for income taxes and equity in net income of affiliates for such fiscal year, adjusted to exclude non-core gains and charges for such fiscal year ("Income"); provided, however, that if one or more awards granted in any single fiscal year of the Company have performance periods that span more than one fiscal year of the Company, then the maximum amount payable to the participant with respect to such awards is 2% of the Company's aggregate Income for the whole or partial fiscal years of the Company spanned by such performance periods. The maximum award was set above the Company's anticipated award levels for executives because Section 162(m) regulations only allow "negative discretion" with respect to this type of plan.

        2.     Administration.    The C&BC selects participants, determines the size and terms of awards, the time when awards will be made and the performance period(s) to which they relate, establishes performance objectives and certifies that such performance objectives are achieved, all in accordance with Section 162(m) of the Tax Code. The C&BC also has the authority to interpret the CEIP and to make any determinations that it deems necessary or desirable for its administration. Members of the C&BC are "outside directors" as defined in the regulations under Section 162(m) of the Tax Code and may not participate in the CEIP.

        3.     Performance Goals.    A participant's award is based on the attainment of written performance goals established in writing by the C&BC for a performance period (i) while the outcome for that performance period is substantially uncertain and (ii) within 90 days after the commencement of the performance period to which the performance goal relates (or, if the performance period is less than one year in duration, on or before 25% of the relevant performance period or the participant's service during that performance period has elapsed, as each is scheduled in good faith at the time the performance goal is established). The C&BC adopts or confirms a written definition of each performance goal intended to permit the award to satisfy the Exception at the time the C&BC establishes the performance goal.

The performance goals, which must be objective, are based upon one or more of the following objective criteria:

    (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure, debt to capital ratio or capital expenditures; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) operating profit; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow, including operating cash flow, free cash flow or cash flow per share; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xx) deferred revenue; (xxi) return on assets; (xxii) economic value added; (xxiii) price to earnings growth ratio; (xxiv) total shareholder return; and (xxv) revenue compound annual growth rate. The foregoing criteria may be measured on a GAAP basis, adjusted GAAP basis, or non-GAAP basis.

The criteria may relate to the Company, one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures or minority investments, or product lines or products of the Company or any subsidiary, or any combination of the foregoing, and may be measured on an absolute basis and/or be relative to a pre-established target, results for a previous period, or results of one or more peer group companies or indices, or any combination thereof, all as the C&BC determines and specifies in writing. In addition to any adjustments provided by the award, in determining attainment of the performance goals for an award, the C&BC may exclude any or all extraordinary items and other items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company and its subsidiaries, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys' fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the C&BC may adjust any performance goal for a performance period as it deems equitable to recognize unusual or non-recurring events affecting the Company and its subsidiaries, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the C&BC may determine. Such exclusions and adjustments may only apply to the extent the C&BC specifies in writing (not later than the time performance goals intended to permit the award to qualify for the Exception are required to be established) which exclusions and adjustments the C&BC will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, or to the extent that the C&BC determines (if such determination is memorialized in writing) that they may apply without adversely affecting the award's qualification for the Exception. To the extent that a performance goal is based on the price of the Company's common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, issuance of equity for cash or any other corporate transaction having an effect similar to any of the foregoing, the C&BC shall make or provide for such adjustments in such performance goal as the C&BC in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.

        4.     Payment.    The C&BC determines whether the applicable performance goals have been met, and so certifies in writing and ascertains the amount payable under the award due to achievement of the performance goals. No amount will be paid under an award for a performance period until such written certification is made by the C&BC. At the discretion of the C&BC, the amount of the award actually paid may be less than the amount determined by the applicable performance goal formula. The award will be paid to a participant at a time determined by the C&BC in its sole discretion after the completion of the performance period, but in no event later than the fifteenth day of the third month that begins after the end of the month that contains the last day of the performance period.

        5.     Change in Control.    In the event of a "Change in Control" (as defined in the CEIP), awards shall be treated as specified in the Company's Change in Control Plan.

        6.     Amendment.    The CEIP may be amended or discontinued by the Board of Directors or the C&BC at any time.

        7.     Effectiveness.    The CEIP was effective as of October 18, 2000 and was reapproved by shareholders in 2006 and 2011. If the CEIP is not re-approved by shareholders at the 2016 Annual Meeting, no awards will be granted thereafter; provided that bonus opportunities previously awarded with respect to performance during fiscal year 2016 will remain payable under the CEIP and continue to qualify as performance-based compensation under Section 162(m) of the Tax Code.

        8.     Additional Information.    The amounts that will be received by participants under the CEIP are not yet determinable as awards are at the discretion of the C&BC and payments pursuant to such awards depend on the extent to which established performance goals are met. The annual performance-based bonus amounts payable pursuant to the CEIP represent bonuses which are earned in the performance year and paid in the following year. As of December 31, 2015, the bonus amounts payable to the named executive officers are included in the "Summary Compensation Table" section of this proxy statement as required for the last three fiscal years (2013-2015). The aggregate bonus amount payable to the named executive officers as a group as of December 31, 2015 for the 2015 performance year was $2,487,200.

        Generally, (i) the grant of an award under the Plan will have no federal income tax consequences to the participant or the Company, and (ii) the payment of compensation to the participant pursuant to the award will be taxable to the participant as ordinary income in the year paid. However, the payment of compensation pursuant to an award may be deferred by the participant if such deferral is permitted under a deferral plan or arrangement approved by the Company. The Company intends for all payments under the Plan to be exempt from the rules for deferred compensation that are set forth in Section 409A of the Tax Code or for these payments to comply with the requirements of Section 409A of the Tax Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-APPROVAL OF OUR COMPANY'S COVERED EMPLOYEE INCENTIVE PLAN, AS AMENDED AND RESTATED.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

        The following table shows the number of shares of our common stock beneficially owned by each of the directors and named executive officers listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Dun & Bradstreet as a group, as of March 10, 2016. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages for directors and officers are based upon the number of shares of our common stock outstanding on March 10, 2016, plus, where applicable, the number of shares that the indicated person or group has a right to acquire within 60 days of such date. Percentages for institutional holders are based upon the public filings of such owners with the SEC.

Name	Aggregate Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Robert P. Carrigan (CEO)	12,597		*
Christopher J. Coughlin (Chairman)	20,661	(2)	*
Cindy Christy	723		*
L. Gordon Crovitz	3,212		*
James N. Fernandez	28,567	(3)	*
Paul R. Garcia	6,751		*
Anastassia Lauterbach	2,986		*
Thomas J. Manning	4,242		*
Randall D. Mott	850		*
Judith A. Reinsdorf	4,242		*
Richard H. Veldran	33,408		*
Curtis D. Brown	1,269		*
Joshua L. Peirez	40,746		*
John Reid-Dodick	1,038		*
All current directors and executive officers as a group (16 persons)	190,384		*
FMR LLC (4)	3,370,231		9.327
245 Summer Street
Boston, MA 02210
The Bank of New York Mellon Corporation (5)	3,062,991		8.48
225 Liberty Street
New York, NY 10286
The Vanguard Group (6)	2,991,204		8.27
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (7)	2,174,317		6.00
55 East 52nd Street
New York, NY 10022

*
Represents less than 1% of our outstanding common stock.

(1)
Includes the maximum number of shares of common stock that may be acquired within 60 days of March 10, 2016, upon the exercise of vested stock options as follows: Mr. Carrigan, 0; Mr. Coughlin, 4,676; Ms. Christy, 0; Mr. Crovitz, 1,340; Mr. Fernandez, 4,676; Mr. Garcia, 1,788; Ms. Lauterbach, 1,134; Mr. Manning, 1,387; Mr. Mott, 0; Ms. Reinsdorf, 1,387; Mr. Veldran, 21,500; Mr. Brown, 0; Mr. Peirez, 28,575; Mr. Reid-Dodick, 0; and all current directors and executive officers as a group, 86,263.

  Also includes the maximum number of shares of common stock that may be acquired within 60 days of March 10, 2016, upon the vesting of RSUs, as follows: Mr. Carrigan, 0; Mr. Coughlin, 14,741; Ms. Christy, 723; Mr. Crovitz, 1,872; Mr. Fernandez, 15,242; Mr. Garcia, 2,280; Ms. Lauterbach, 1,447; Mr. Manning, 2,855; Mr. Mott, 850; Ms. Reinsdorf, 2,855; Mr. Veldran, 0; Mr. Brown, 0; Mr. Peirez, 0; Mr. Reid-Dodick, 0; and all current directors and executive officers as a group, 42,963.

  Does not include the following Dun & Bradstreet stock units which are held by the following directors who have deferred cash compensation into the Dun & Bradstreet stock fund: Ms. Christy, 644; Mr. Coughlin, 12,924; and Mr. Fernandez, 10,128. Dun & Bradstreet stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules. In addition, they are settled in cash, not shares, when a director leaves the Board.

  Mr. Reid-Dodick left the Company on January 15, 2016.

(2)
Includes 800 shares owned by Mr. Coughlin's spouse, to which Mr. Coughlin disclaims beneficial ownership.

(3)
Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.

(4)
FMR LLC ("FMR") filed a Schedule 13G/A with the SEC on February 12, 2016. This Schedule 13G/A shows that FMR: (i) beneficially owned 3,370,231 shares; (ii) had the sole dispositive power over all such shares; (iii) had the shared dispositive power over 0 shares; (iv) had the sole voting power over 1,209,594 shares; and (v) had the shared voting power over 0 shares. In addition, the Schedule 13G/A shows that the following entities beneficially own certain of the shares reported: Fidelity (Canada) Asset Management ULC (formerly known as Pyramis Global Advisors (Canada) ULC), Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company), Fidelity Management Trust Company, Inc., FMR Co., Inc. (beneficially owns 5% or more) and Strategic Advisers, Inc. The Schedule 13G/A also shows that Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds"), advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds' Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. In addition, the Schedule 13 G/A shows that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares, and that no one other person's interest in the class of shares is more than 5% of the total outstanding common shares. All of the information in this note (4) is based on the Schedule 13G/A.

(5)
The Bank of New York Mellon Corporation filed a Schedule 13G/A with the SEC on February 1, 2016. This Schedule 13G/A shows that The Bank of New York Mellon Corporation and its subsidiaries beneficially owned 3,062,991 shares. The Schedule 13G/A also shows that The Bank of New York Mellon Corporation: (i) had the sole dispositive power over 3,017,938 shares; (ii) had the shared dispositive power over 1,766 shares; (iii) had the sole voting power over 2,740,934 shares; and (iv) had the shared voting power over 0 shares. All of the information in this note (5) is based on the Schedule 13G/A.

(6)
The Vanguard Group filed a Schedule 13G/A with the SEC on February 11, 2016. This Schedule 13G/A shows that the Vanguard Group: (i) beneficially owned 2,991,204 shares; (ii) had the sole dispositive power over 2,923,739 shares; (iii) had the shared dispositive power over 67,465 shares; (iv) had the sole voting power over 64,665 shares; and (v) had the shared voting power over 3,200 shares. All of the information in this note (6) is based on the Schedule 13G/A.

(7)
BlackRock, Inc. filed a Schedule 13G/A with the SEC on February 10, 2016. This Schedule 13G/A shows that BlackRock, Inc.: (i) beneficially owned 2,174,317 shares; (ii) had the sole dispositive power over all such shares; (iii) had the shared dispositive power over 0 shares; (iv) had the sole voting power over 1,845,843 shares; and (v) had the shared voting power over 0 shares. In addition, the Schedule 13G/A shows that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares, and that no one person's interest in the class of shares is more than 5% of the total outstanding common shares. All of the information in this note (7) is based on the Schedule 13G/A.

 EXECUTIVE OFFICERS

        The following table lists all of our executive officers as of March 22, 2016. Our executive officers are elected by our Board and each will hold office until his or her successor is elected, or until his or her earlier resignation or removal.

Name	Title	Age
Robert P. Carrigan (1)	CEO	50
Curtis D. Brown	Chief Content and Technology Officer	52
Rishi Dave	Chief Marketing Officer	41
Christie A. Hill	Chief Legal Officer	54
Joshua L. Peirez	President and Chief Operating Officer	45
Richard H. Veldran	Chief Financial Officer	49
Roslynn Williams	Chief People Officer	40

(1)
Mr. Carrigan's biographical information is provided under the "Proposal No. 1—Election of Directors" section of this proxy statement.

        Mr. Brown has served as our Chief Content and Technology Officer since November 2015, and prior to that, he served as our Chief Information Officer since September 2014. Before joining Dun & Bradstreet, Mr. Brown served as AOL's Executive Vice President and Global Chief Technology Officer from May 2012 to July 2014, where he was responsible for technology across AOL, and from November 2010 to May 2012, he served as AOL's Senor Vice President of Technology and Chief Data Officer. From June 2008 to November 2010, Mr. Brown served as Chief Technology Officer for Kaplan Test Prep, where he managed technology systems and teams across multiple business units.

        Mr. Dave has served as Chief Marketing Officer since February 2014. Mr. Dave joined Dun & Bradstreet from Dell, Inc., most recently serving as the Executive Director, Digital Marketing, for Dell's B2B business from January 2012 to February 2014, where he was responsible for implementing marketing, lead generation, media and content strategies for Dell.com and managing the digital support of Dell's events. Prior to that, Mr. Dave was Executive Director, Digital Marketing, Public and Large Enterprise Business Units from January 2011 to January 2012, Director, Digital Marketing, Large Enterprise Business Units from January 2009 to January 2011, Senior Manager, Global Online Analytics from January 2008 to January 2009, Senior Manager, Corporate Strategy from July 2006 to January 2008, Manager, Dell International Services Operations from January 2006 to July 2006, and Manager, Corporate Strategy from January 2005 to January 2006. He has also held marketing, business development and consulting roles with startups and large corporations including Bain & Company and Trilogy Software.

        Ms. Hill has served as Chief Legal Officer since February 2014 and prior to that, Ms. Hill served as Senior Vice President and General Counsel from September 2011 to February 2014. Ms. Hill also served as Corporate Secretary from September 2011 to February 2015. Before joining Dun & Bradstreet, Ms. Hill served as General Counsel, Secretary and Chief Compliance Officer at Primus Telecommunications Group, Inc. from March 2011 until August 2011. Prior to that, she was the General Counsel and Secretary of Arbinet Corporation from February 2010 until its merger with Primus on February 28, 2011, and she also served as Arbinet's Chief Human Resources Officer from September 2010 through February 2011. Prior to that, she served in the U.S. Department of the Treasury as the Oversight Liaison and Reporting Executive for the Troubled Asset Relief Program (TARP) from October 2009 to January 2010. From 1998 until 2008, she worked at Nextel Communications and then at Sprint Nextel Corporation, where she held various leadership positions in the company's legal and governance organizations, including her most recent position as Vice President, Corporate Governance & Ethics and Corporate Secretary from August 2005 to June 2008. Prior to

Nextel, she served as counsel at Honda of America Mfg., where her responsibilities included a variety of corporate and transactional matters. Ms. Hill began her career at Jones Day in the firm's mergers and acquisitions group.

        Mr. Peirez has served as President and Chief Operating Officer since November 2015, and prior to that he served as our Chief Operating Officer since February 2014. He previously served as President, Global Product, Marketing and Innovation from June 2011 to February 2014 and President, Innovation and Chief Marketing Officer from September 2010 to May 2011. Before joining Dun & Bradstreet, Mr. Peirez spent 10 years with MasterCard, most recently as Chief Innovation Officer for MasterCard Worldwide from January 2009 to August 2010. Prior to that, Mr. Peirez served as Chief Payment System Integrity Officer for MasterCard from April 2007 to January 2009 and as Group Executive, Global Public Policy and Associate General Counsel from May 2002 to April 2007. He also served as Counsel and Secretary to MasterCard's U.S. Region Advisory Board of Directors from May 2002 to December 2006.

        Mr. Veldran has served as Chief Financial Officer since June 2011. He previously served as Senior Vice President, Global Reengineering from July 2008 through May 2011, with additional responsibility for Dun & Bradstreet North America Finance beginning in February 2009 and for Strategy and Corporate Development beginning in March 2010, being appointed as Chief Strategy Officer in April 2010, a title he held until he was appointed Chief Financial Officer. Prior to that, Mr. Veldran served as Treasurer and Leader of Investor Relations, External Communications and Board Processes from February 2006 to July 2008, with additional responsibility for Global Financial Planning & Analysis, and as Chief Financial Officer of Dun & Bradstreet North America, from September 2003 to January 2006. Prior to joining Dun & Bradstreet, Mr. Veldran was Divisional Vice President of Finance for Automatic Data Processing, Inc. from December 1996 to September 2003 and, prior to that, served in various finance roles for Procter & Gamble from July 1989 to December 1996.

        Ms. Williams has served as our Chief People Officer since February 1, 2016, and prior to that, she served as the Leader of Global Leadership Development from October 2014, until becoming the interim Chief People Officer in January 2016. Before joining Dun & Bradstreet, Ms. Williams founded the Madison Lewis Group in May 2014, providing consulting services to corporations in the areas of executive coaching, executive leadership and learning and development program design and development. From January 2011 to August 2013, Ms. Williams served as AOL Inc.'s Vice President, Human Resources, advising AOL's Chief Technology Officer on matters related to organizational effectiveness, strategic business decisions, human capital and talent/leadership development. Additionally, she also led AOL's Global Learning and Development organization. From November 2009 to January 2011 she served as AOL's Vice President, Digital Advertising and prior to that she was a Vice President in AOL's Shared Services Center, where she began her career at AOL in 2004.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

        The C&BC regularly reviews the executive compensation program of the Company to ensure that it is meeting its objectives, including paying for performance, aligning with shareholder interests, offering competitive pay to attract and retain executive talent, reinforcing the right behaviors consistent with our strategy and providing transparency to our shareholders.

        2015 Pay for Performance Outcomes. 2015 represented the second year in the execution of our new Company strategy, which was announced in February 2014. We met the majority of our financial and strategic goals while we continued to invest in our business to drive growth. In addition, we acquired and divested businesses consistent with our strategy.

        Annual Cash Incentive. Our achievements and the resulting incentive payment were as follows:

  •
  As Adjusted Core Revenue growth of 7% (before the effect of foreign exchange), which was within our guidance of 6% to 9%;

  •
  Flat As Adjusted Operating Income growth, which was within our guidance of 0% to 4%, reflecting our continued investment in our strategy in 2015 and effective expense control;

  •
  As Adjusted Diluted Earnings Per Share growth of 1% (attributable to Dun & Bradstreet common shareholders), which was at the high end of guidance of (3%) to 1%; and

  •
  Solid progress and performance in the five priority areas we have defined to advance our Company's strategy:

  —
  Expand lead in data analytics,

  —
  Modernize delivery,

  —
  Globalize the business,

  —
  Modernize the brand, and

  —
  Create a forward-leaning culture.

For a reconciliation of "As Adjusted Core Revenue," "As Adjusted Operating Income" and "As Adjusted Diluted Earnings Per Share," refer to Schedules I, II and III to this proxy statement, which provides:

  •
  GAAP Revenue to As Adjusted Core Revenue before the effect of foreign exchange;

  •
  GAAP Diluted Earnings Per Share attributable to Dun & Bradstreet Common shareholders to As Adjusted Diluted Earnings Per Share; and

  •
  GAAP Operating Income to As Adjusted Operating Income.

Other relevant achievements in 2015 considered by the C&BC included:

  •
  Modernized and launched our Company values supporting our brand;

  •
  Accelerated organic sales growth from 1.5% in 2014 to 3% in 2015, resulting in 4% growth in our organic deferred revenue balance, the highest increase in five years;

  •
  Increased demand for Data as a Service or DaaS and faster migration of our traditional products to the cloud, such as the launch of our flagship product, DNBi, in early 2016;

  •
  Entered into 16 new alliances with a number of blue chip partners last year;

  •
  Extended Compliance Solutions, enabling significant sales growth;

  •
  Closed two key strategic acquisitions:

  —
  NetProspex Inc., which closed on January 5, 2015 and brings best-in-class capabilities to ensure professional contact data sets are accurate, complete and optimized for success; and

  —
  Credibility Corp., which closed on May 12, 2015, enabling us to leverage their established track record and suite of products to serve the unique needs of emerging business customers;

  •
  Accomplished major organizational realignment of data, analytics and technology under our Chief Content & Technology Officer and all of our customer-facing organizations under our President & Chief Operating Officer;

  •
  Achieved certification as the first Small Business Financial Exchange vendor and entrant to the market with a differentiating solution;

  •
  Reached 250 million global business records and continued to advance our competitive differentiation across foundational, firmographic and predictive insights data; and

  •
  Made progress toward creating a culture of learning and development focused on sustainable high performance, building and developing leadership talent and investing in our people.

        Based on an assessment of the above results and achievements, the C&BC awarded cash incentives to our named executive officers equaling 80% of target (a more detailed discussion is included in the "2015 Annual Cash Incentive Plan" section of this proxy statement).

        Leveraged Restricted Stock Units (LRSUs). In addition to the annual cash incentive, the LRSU portion of our long-term incentive program (which represents half of the program's economic value at grant) provided the following payouts for performance as of the end of 2015:

LRSU Grant	Performance Period	Metric	Payout as Percent of Target Grant
Third tranche of March 1, 2013 grant	3 years: 2013-2015	Dun & Bradstreet	117.9%
Second tranche of March 3, 2014 grant	2 years: 2014-2015	common stock price	84.8%
First tranche of March 2, 2015 grant	1 year: 2015	appreciation / depreciation	79.8%

        3-year Performance Units. The other half of our long-term incentive program is a 3-year performance unit grant based on two measures equally weighted: 1) Dun & Bradstreet's 3-year total shareholder return (TSR) performance relative to companies in the S&P 500, and 2) Dun &

Bradstreet's 3-year compound annual growth rate (CAGR) in revenue. Actual results for these two measures provided the following payout for the performance period 2013 - 2015:

3-year Performance Unit Grant	Performance Period	Metric	Weight	Payout as Percent of Target Grant
March 1, 2013 grant	3 years: 2013-2015	Dun & Bradstreet TSR vs. S&P 500	50%	73.3%
		Dun & Bradstreet 3-year Revenue CAGR	50%	36.2%
Total Award				54.7%

        A more detailed discussion of our long-term incentive program, including vehicles, metrics and performance periods, is included in the "Annual Long-term Incentive (LTI) Progam" section of this proxy statement.

Our Named Executive Officers

        This Compensation Discussion & Analysis, and the tables which follow, cover the compensation paid to our named executive officers, who are the following five executives serving in the roles cited for the entire fiscal year:

  •
  Robert P. Carrigan, who served as President and Chief Executive Officer and Director from January 1, 2015 until November 1, 2015 and as Chief Executive Officer and Director since November 2, 2015 (our principal executive officer); and

  •
  Richard H. Veldran, who served as Chief Financial Officer (our principal financial officer).

        Our three highest compensated executive officers, other than our principal executive officer and our principal financial officer, are:

  •
  Joshua L. Peirez, who served as Chief Operating Officer from January 1, 2015 until November 1, 2015 and as President and Chief Operating Officer since November 2, 2015;

  •
  Curtis Brown, who served as Chief Information Officer from January 1, 2015 until November 1, 2015 and as Chief Content and Technology Officer since November 2, 2015; and

  •
  John Reid-Dodick, who served as Chief People Officer throughout 2015 and left the Company on January 15, 2016.

Objectives of our Executive Compensation Program

        The objectives of our executive compensation program are as follows:

  •
  Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

  •
  Align executive and shareholder interests through short-and long-term incentives that link the executive to shareholder value creation;

  •
  Offer a total compensation opportunity that is competitive with the market for senior executives, enabling us to attract, retain and motivate the talent necessary to execute our strategy and achieve our growth targets;

  •
  Reinforce behaviors that are consistent with our strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture"; and

  •
  Provide transparency to our shareholders.

        Summary of Policies Contributing to Pay for Performance: Since one of our primary objectives is linking pay with performance, we have a number of policies supporting that objective, including:

  •
  Our long-term incentive plan is 100% performance-based:  50% of our annual equity program is a grant of leveraged restricted stock units where the ultimate value and number of units is based on Dun & Bradstreet stock price appreciation or depreciation over 1-, 2- and 3-year performance periods. The other 50% is a performance unit grant where the ultimate value is based on Dun & Bradstreet's TSR and our revenue CAGR over a 3-year period.

  •
  Our pay mix is strongly weighted toward variable compensation:  78% of our named executive officers' total compensation is variable or performance-based and only 22% is base salary; of that 78%, approximately 23% is in the form of cash incentives and 55% is in the form of equity or long-term incentives.

  •
  We require our executives to maintain ownership in the Company:  Our named executive officers, as well as all other executive officers of the Company, must achieve targeted levels of ownership in our common stock to encourage a focus on long-term value creation.

  •
  We do not offer our executive officers any perquisites:  Our named executive officers do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees.

  •
  We do not provide employment agreements:  None of our named executive officers has an employment agreement, and we provide severance benefits (excluding change in control benefits) through the same severance plan available to other employees of the Company.

  •
  We do not provide any income tax or excise tax gross ups:  Under our Change in Control Plan, which was effective January 1, 2014, we eliminated excise tax gross ups for all participants.

        Summary of Policies Contributing to Good Governance Practice: We strive to adhere to the highest standards of good governance, as reflected through the following practices:

  •
  We have a formal compensation recoupment or "clawback" policy:  This policy gives the C&BC authority to recover or reduce cash and equity incentive awards based on certain financial results that the Company subsequently restates. We will ensure our policy conforms to the final rules on recovery policies once published by the Securities and Exchange Commission and the New York Stock Exchange.

  •
  We revised our equity change in control provisions:  All equity awards granted after January 1, 2013 have a "double trigger", requiring both a change in control and a qualified termination in order for accelerated vesting to apply.

  •
  We eliminated the executive retirement plan benefit for new executives:  In 2011, the C&BC eliminated this benefit for all future executive new hires. Only two of our five named executive officers continue to have this benefit due to prior commitments.

  •
  We have an insider trading policy that prohibits hedging and pledging:  We expressly prohibit directors, officers and other employees of the Company from purchasing or selling Dun & Bradstreet securities on a short-term basis (less than three months), subject to customary employee plan exceptions. We also prohibit purchasing or selling any listed or over-the-counter options on our common stock, engaging in equivalent derivative transactions or engaging in the short sale of Dun & Bradstreet securities. In addition, we prohibit any borrowing against Dun & Bradstreet securities or otherwise pledging Dun & Bradstreet securities as collateral for a loan.

  •
  Our C&BC charter requires a periodic review of risks in our compensation programs:  The C&BC conducted such a review in 2015 and concluded that the Company's compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse impact on the Company.

  •
  The executive compensation consultant to the C&BC is independent:  The current advisor to the C&BC was hired by and reports directly to the C&BC and does not provide any other consulting services to the Company. In addition, the C&BC evaluates the executive compensation consultant annually on several criteria, including integrity, independence, expertise, communications, accessibility and responsiveness.

  •
  We manage our equity-based compensation program effectively:  Our current and 3-year annualized run rate on equity grants is below the median of our compensation comparison group. We have a stock incentive plan that expressly prohibits stock option re-pricing and cash buyouts without shareholder approval and we have never re-priced or exchanged options for shares, new options or cash.

Our 2015 "Say on Pay" Vote and Shareholder Outreach

        At our 2015 Annual Meeting, our advisory vote on executive pay received 98% support. We believe the vote outcome supports the program changes we implemented since 2013. During 2015, we again conducted shareholder outreach, inviting more than 30 of our institutional investors, representing nearly two-thirds of our outstanding shares, to one-on-one discussions about our executive compensation program and policies. Shareholders who accepted our invitation provided positive feedback on the changes we had implemented and the structure of our current program. Feedback from these discussions, as well as emerging governance trends, are important inputs into our thinking about executive compensation and any future changes we may make to our program.

Pay Positioning and Pay Mix

        We target annual base salaries for our named executive officers as a group around the median of the compensation comparison group (described below). We position variable pay, including target annual cash incentive and long-term incentives, higher than market median to provide our named executive officers with a target total compensation opportunity that ranges between the median and the 65th percentile of our compensation comparison group. This level of target total compensation, however, is realized only when our performance goals are achieved or exceeded. We may position individual executives above or below these levels based on the factors described below. All of our named executive officers, except Mr. Reid-Dodick, fall within a plus or minus ten percent range of our targeted total compensation opportunity. Mr. Reid-Dodick's target total compensation level was above our stated pay positioning range since he was a highly experienced hire with special skills in the cultural transformation of companies.

        Our pay for performance objective requires that a significant portion of the target total compensation mix be variable. We reinforce the importance of long-term results by emphasizing equity in the target total compensation mix. Individual variable and equity-based compensation varies based on our named executive officer's role, experience, level of responsibility within the organization and market data for comparable jobs in the compensation comparison group. For our named executive officers as a group, on a weighted average basis the target total compensation mix is 22% fixed and 78% variable, and 45% cash and 55% equity. The following table illustrates the emphasis placed on variable and equity-based compensation:

	Fixed/Variable Pay Mix		Cash/Equity Pay Mix
	Fixed	Variable	Cash	Equity
Robert P. Carrigan	14%	86%	33%	67%
Richard H. Veldran	28%	72%	54%	46%
Joshua L. Peirez	27%	73%	55%	45%
Curtis D. Brown	30%	70%	57%	43%
John Reid-Dodick	30%	70%	57%	43%

*
We illustrate the pay mix of the named executive officers based on their annual 2015 target total compensation.

        Mr. Reid-Dodick left the Company on January 15, 2016.

Elements of our Executive Compensation Program

        To meet the objectives of our executive compensation program, the 2015 compensation of our named executive officers consisted of the following components and policies:

  •
  Total cash compensation, which includes a base salary and a target annual cash incentive opportunity;

  •
  Long-term equity incentives including a grant of leveraged restricted stock units and 3-year performance units;

  •
  Required stock ownership guidelines;

  •
  Voluntary deferral of compensation under our nonqualified deferred compensation plan;

  •
  Executive retirement plan benefits (eliminated prospectively in 2011, only two of our named executive officers retain these legacy benefits);

  •
  Eligibility to receive severance benefits (which are also available to all employees); and

  •
  Eligibility to receive benefits payable upon a qualified employment termination in connection with a change in control of Dun & Bradstreet.

        Our named executive officers do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees. Perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program.

        In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are available to all of our U.S. employees including: our cash balance retirement account (which was frozen as of July 1, 2007 for all participants and closed to new entrants on that date), our qualified defined contribution plan, our medical, dental and vision benefits, our life, voluntary group accident, short- and long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

Base Salary

        Salary provides each named executive officer with a fixed level of compensation related to the daily performance of his or her leadership position and responsibilities, and commensurate with the officer's role in the organization, experience, skill and job performance.

        The C&BC reviews the base salaries of our named executive officers annually. The C&BC considers a number of factors in adjusting salary, including:

  •
  Market data for comparable executive positions in the compensation comparison group (described below);

  •
  Scope of responsibility and accountability within the organization;

  •
  Demonstrated leadership competencies and skills; and

  •
  Individual performance.

        Using these factors in its review, the C&BC did not increase the base salaries of our named executive officers in 2015.

Target Annual Cash Incentive Opportunity

        Overview. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive tied to Company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and to achieve our strategic objectives.

        We believe that consistent, year-over-year growth in revenue and earnings are key drivers of increased shareholder value over the long term. Therefore, our annual cash incentive rewards Company performance as measured by the following:

  •
  Financial results—growth in As Adjusted Core Revenue before the effects of foreign exchange, As Adjusted Operating Income, and As Adjusted Diluted Earnings Per Share are the most important measures in our executive compensation program and carry the greatest weight (i.e., 80%) because we believe that profitable revenue growth over time will create shareholder value; and

  •
  Strategic goals—achievement of specific objectives related to our overall strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture"; we report to the C&BC on our progress toward these objectives on a quarterly basis.

        In addition to Company performance, individual performance and leadership play an important role in our annual cash incentive. We tie the success of our Company directly to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behaviors that are consistent with our Company values.

        At the end of the year, our CEO evaluates the performance of the other named executive officers. In 2015, our CEO assessed each named executive officer on:

  •
  Leadership in implementing important Company programs, such as ownership of our business strategy, compliance and culture;

  •
  Demonstration of our Company values; and

  •
  Individual performance related to function or business unit goals.

        Through this process, the CEO applies judgment in assessing the named executive officer's success relative to individual performance and leadership. Based on the results of this assessment, the CEO may recommend an adjustment in the annual cash incentive award for each named executive officer up to 50%, positively or negatively. All adjustment recommendations by our CEO are subject to review and approval by the C&BC.

        The Board also performs a similar assessment of our CEO after the conclusion of the fiscal year.

        2015 Annual Cash Incentive Plan. In determining annual cash incentives, the C&BC considered performance against four measures weighted as follows:

  •
  50%—Growth in Company As Adjusted Core Revenue (before the effect of foreign exchange);

  •
  15%—Growth in As Adjusted Operating Income;

  •
  15%—Growth in As Adjusted Diluted Earnings Per Share; and

  •
  20%—Progress toward specific objectives that fall within our five strategic priorities.

Refer to Schedules I, II and III to this proxy statement for a reconciliation of reported to "As Adjusted" financial results.

        The 80% weight allocated to financial goals (growth in revenue, earnings per share, and operating income) links to our objective to provide profitable revenue growth year-over-year. Our strategy goal, weighted 20%, is tied to our long-term objective of increasing the level of sustained revenue growth. This allocation balanced our commitment to achieve strong financial results in 2015 with our commitment to deliver on our longer-term growth objectives.

        The range of incentive payout for each performance goal was 0% to 200% resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each of our named executive officers. The C&BC approved the performance measures for 2015, as well as the principles for assessing results, on February 24, 2015. As in prior years, the C&BC does not set a formulaic scale for determining the payout for each measure. Rather, the C&BC considers our performance against the incentive target (which aligns with our public annual financial guidance) as well as qualitative factors contributing to the actual performance level in making their final decision. We believe this approach ensures better alignment between pay and performance as it allows consideration of factors not known at the beginning of the year. This approach also ensures that the final payout aligns with overall company performance.

        In 2015, the C&BC used the following results to determine the level of annual incentive payout for Company performance:

Company Goal	Weight	Financial Incentive Target Range or Strategy Goal	Result	Assessment
Company As Adjusted Core Revenue Growth (1)	50%	6% to 9%	7%	Overall, Company As Adjusted Core Revenue growth was 7%, in line with guidance of 6% to 9% and within our incentive target range. In addition, organic deferred revenue grew by about $20 million (4% growth, largest in 5 years), reflecting in part the shift in product mix to Data as a Service or DaaS. Delivered revenue as planned from two acquisitions in 2016: NetProspex Inc. and Credibility Corp.
				Based on these considerations, the C&BC assessed this result as 75%, consistent with our overall revenue growth and corresponding result within the incentive target range.
As Adjusted Diluted EPS Growth (2)	15%	(3%) to 1%	1%
				As Adjusted Diluted EPS growth for the year of 1% was at the upper end of guidance and our incentive target range. Lower operating income was offset primarily by favorable interest rate expense through effective capital planning. We also continued to invest in our strategy including two acquisitions.
				Based on these considerations, the C&BC assessed this result as 120%, consistent with results relative to the incentive target range and the C&BC's qualitative review.
Company As Adjusted Operating Income Growth (2)	15%	0% to 4%	Flat
				Flat Company As Adjusted Operating Income growth was within guidance and our incentive target range, albeit at the lower end, partially suppressed by the timing of revenue as we shifted our business to DaaS.
				Based on these considerations, the C&BC assessed this result as 50%, consistent with results relative to the incentive target range and the C&BC's qualitative review.

Expand Lead in Data and Analytics	20%	• Provide Content Indispensable to our Customers' Growth • Leverage Content to Solve New Customer Needs	85%

Modernize Delivery

•

Revolutionize our Content Delivery in our Customers' Environment Where and When They Need It

•

Upgrade DNBi to a Cloud-Based, Global, Adaptable Trade Credit Solution

•

Refocus Technology to Enable the Strategy

• 7 out of 12 strategic goals were met or exceeded • 3 out of 12 strategic goals were partially met • 2 out of 12 strategic goals were missed
Globalize the Business	• Shift Focus to New Business • Streamline Renewal Process • Overhaul Reporting to Reflect the Strategy • Globalize and Grow within Strategic Customer Base • Globalize, Grow and Get New Alliances	Based on these considerations plus the successful acquisition of Credibility Corp., the C&BC assessed the overall results of the strategy goals as 85%.

Modernize the Brand	• Modernize the Brand

Create a Forward-Leaning Culture	• Create a Passionate, Outside-In, Forward-Leaning Culture

(1)
For 2015, our As Adjusted Core Revenue (before the effect of foreign exchange) and GAAP Revenue increased 7% and 3%, respectively. See Schedule I to this proxy statement for a quantitative reconciliation of GAAP Revenue to As Adjusted Core Revenue and the effect of foreign exchange on As Adjusted Core Revenue growth. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of why we use As Adjusted Core Revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

(2)
For 2015, our As Adjusted Diluted Earnings Per Share attributable to Dun & Bradstreet common shareholders increased 1% and our As Adjusted Operating Income was flat. On a GAAP basis for 2015, we reported a decrease in diluted EPS attributable to Dun & Bradstreet common shareholders of 42% and a decrease in operating income of 18%. See Schedules II and III to this proxy statement for a quantitative reconciliation of: (i) GAAP Diluted EPS attributable to Dun & Bradstreet common shareholders to As Adjusted Diluted Earnings Per Share attributable to Dun & Bradstreet common shareholders; and (ii) GAAP Operating Income to As Adjusted Operating Income. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of why we use As Adjusted Diluted Earnings Per Share and As Adjusted Operating Income and why management believes these measures provide useful information to investors.

        During the year, management updated the C&BC at four separate meetings on its quantitative and qualitative assessment of Company performance, based on the outlook at the time, and the projected level of aggregate reward for that performance. The C&BC reviewed and approved the final assessment at its meeting in February 2016.

        The C&BC determined the final payout for 2015 Company performance to be 80% of the target annual cash incentive opportunity. That determination was based on:

  •
  The overall quantitative and qualitative assessment of Company performance as noted in the above table; and

  •
  Other achievements in 2015 considered by the C&BC as noted above in the "Executive Summary" of this "Compensation Discussion & Analysis."

        As also noted earlier, we combine the payout for Company performance with any positive or negative discretionary adjustments, up to 50%, for individual leadership and performance to determine the final 2015 annual cash incentive payments to our named executive officers. For 2015, none of the named executive officers received an adjustment to their annual cash incentive payout. The table below summarizes the final payouts to our named executive officers.

2015 Annual Cash Incentive

		Award for Company Performance
Executive Officer	Target	% of Target	Amount	Final Award (as reported in "Summary Compensation Table" in "Non-equity Incentive Plan Compensation" column)
Robert P. Carrigan	$1,105,000	80%	$884,000	$884,000
Richard H. Veldran	$468,000	80%	$374,400	$374,400
Joshua L. Peirez	$600,000	80%	$480,000	$480,000
Curtis D. Brown	$468,000	80%	$374,400	$374,400
John Reid-Dodick	$468,000	80%	$374,400	$374,400

Mr. Reid-Dodick left the Company on January 15, 2016.

One-time Cash Bonuses

        On May 12, 2015, Dun & Bradstreet completed the acquisition of Credibility Corp. In recognition of their work in making the acquisition a success, the C&BC approved a one-time cash bonus for Mr. Veldran of $25,000 and for Mr. Peirez of $100,000. Mr. Veldran was instrumental in developing the business case from a financial perspective. Mr. Peirez was the key negotiator in the acquisition and was critical in addressing major challenges and ensuring a successful close. The acquisition of Credibility Corp. further enables Dun & Bradstreet's overall growth strategy and quickly accelerates our presence and reach in the small and emerging business arena. This investment in our strategy transforms the way we go to market, capture market share, and expands Dun & Bradstreet's capabilities to deliver more sophisticated solutions to the diverse needs of this critical business sector.

        Mr. Brown received a cash sign-on bonus of $250,000 with his hire in September, 2014. This bonus was paid in two installments, following six and twelve months of employment. This bonus was subject to repayment on a prorated basis in the event of a voluntary termination of employment without good reason or a termination for cause, as defined in the Career Transition Plan, in either case, during the first year of employment.

Annual Long-term Incentive (LTI) Program

        Overview. While we tie cash to the achievement of short-term results, we link equity directly to the creation of increased shareholder value over the longer term. Over 50% of the target total compensation opportunity provided to our named executive officers as a group in 2015 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

        Under our 2015 LTI program, 100% of the total economic value of our named executive officers' annual equity-based compensation is performance-based: 50% is delivered in LRSUs and the remaining 50% is delivered in 3-year performance units. For 2015, we tied our long-term incentives to the following measures and performance periods:

Grant	Measure(s)	Performance Period	Rationale for Vehicle
LRSUs	• Dun & Bradstreet stock price appreciation or depreciation	• One-third tied to 2015 • One-third tied to 2015-2016 • One-third tied to 2015-2017

•

Links executives' interests directly with the interests of our shareholders

•

Is less volatile and more retentive than stock options

•

Has a considerably stronger tie to performance than time-based restricted shares or units

Performance Units	• 50% tied to relative total shareholder return (TSR) • 50% tied to Dun & Bradstreet's revenue compound annual growth rate (CAGR)	• 2015-2017 (3 years)

•

Links executives' interests directly with the interests of our shareholders

•

Drives and rewards revenue growth, which we believe is key to growing shareholder value

•

Rewards executives for outperforming the market

Target LTI Grants in 2015

        2015 Equity Grant Levels. In determining the amounts of equity-based compensation for each named executive officer, the C&BC considered a variety of factors including individual performance, leadership competencies, prior executive experience, scope of responsibility and accountability within the organization as well as the total compensation levels for comparable executive positions in the compensation comparison group as noted in the "Pay Positioning and Pay Mix" section of this proxy statement. The C&BC approved the following grants of long-term equity within the context of target total compensation:

Named Executive Officer	Economic Value of Grant	Reason for Grant Level
Robert P. Carrigan	$4,000,000	Represents an increase over prior year in recognition of his performance in his first year as President and Chief Executive Officer and Director
Richard H. Veldran	$850,000	Represents an increase over prior year and progression toward competitive target total compensation
Joshua L. Peirez	$1,000,000

Same level as prior year recognizing his role as Chief Operating Officer and his strong performance in 2014, including development and implementation of our business strategy, execution of important acquisitions, growth in our alliances and a new approach to our Worldwide Network partnerships

Curtis D. Brown	$750,000	Per new hire offer as Chief Information Officer in September 2014 and commensurate with his extensive experience and skills as a technology and business leader
John Reid-Dodick	$750,000	Same level as prior year recognizing his role as Chief People Officer and in line with his broad expertise in culture transformations and talent development

Mr. Reid-Dodick left the Company on January 15, 2016.

        2015 Target LRSU Grant. As part of our annual LTI program, the C&BC granted target LRSUs to our named executive officers on March 2, 2015 (shown below in the "Grants of Plan-Based Awards Table"). To determine the number of target LRSUs, we divided the economic value of the LRSU grant by the Dun & Bradstreet stock price of $119.50 (i.e., the average fair market value of Dun & Bradstreet's stock price over the first 30 trading days of 2015). The C&BC approved the target LRSU grants under our annual program at its meeting on February 24, 2015.

        Each tranche of LRSUs vests after the conclusion of the performance period and upon review and approval by the C&BC. The vesting schedule for the 2015 target LRSU grant is as follows:

Grant Date	Tranche	Performance Period	Vesting Date
March 2, 2015	First one-third	1 year	March 2, 2016
March 2, 2015	Second one-third	2 years	March 2, 2017
March 2, 2015	Third one-third	3 years	March 2, 2018

        Actual payouts at the end of each vesting period are determined based on the following parameters:

Appreciation or Depreciation in D&B Stock Price	Payout as a % of Target LRSU Grant
100%	200%
50%	150%
0%	100%
–25%	75%
–50%	50%
Below –50%	0%
Interpolation in between

        2015 Target 3-Year Performance Unit Grant. In addition to the LRSU grant, the other component of our annual long-term incentive program was a 3-year performance unit grant (also shown below in the "Grants of Plan-Based Awards Table").

        We will adjust the initial target grant of performance units up or down based on results over the 3-year performance period. To determine the number of target performance units, we divided the economic value of the target 3-year performance unit grant by the Dun & Bradstreet stock price of $119.50 (i.e., the average fair market value of Dun & Bradstreet's stock price over the first 30 trading days of 2015). The grant date of the target 3-year performance units was March 2, 2015 (the same as the target LRSU grant).

        We split the target grant of performance units into two equal components. We tied the first component to Dun & Bradstreet's 3-year TSR performance relative to the S&P 500 companies. We tied the second component to Dun & Bradstreet's 3-year revenue CAGR. At the end of the 3-year performance period (January 1, 2015 to December 31, 2017), the actual payout in Dun & Bradstreet shares for the performance unit component can range from 0% to 200% of the target grant.

        At its meeting on February 24, 2015, the C&BC approved the following performance parameters to determine the actual award for the first component tied to TSR:

2015-2017 Performance Units
Total Shareholder Return (TSR) Parameters

D&B 3-year Relative TSR Percentile Ranking vs. S&P 500	Payout as % of Target Grant
80th	200%
50th	100%
30th	50%
< 30th	0%
Interpolation in between

        Similarly, the C&BC approved the following parameters to determine the actual award for the second component tied to Dun & Bradstreet's revenue CAGR:

2015-2017 Performance Units
Revenue Compound Annual Growth Rate (CAGR) Parameters

D&B 3-year (2015-2017) Revenue CAGR	Payout as % of Target Grant
8.0%	200%
6.0%	100%
4.0%	25%
< 1.0%	0%
Interpolation in between

        Each component of the performance unit grant will vest 100% after the conclusion of the 3-year performance period and on the third anniversary of the grant date or March 2, 2018.

Actual LTI Payouts Related to 2015

        LRSU Awards. The C&BC approved actual payouts for prior target LRSU grants made to the named executive officers under our annual LTI program. These payouts covered the following performance periods:

  •
  Third tranche of 2013 LRSU grant covering the 3-year performance period of 2013 - 2015;

  •
  Second tranche of 2014 LRSU grant covering the 2-year performance period of 2014 - 2015; and

  •
  First tranche of 2015 LRSU grant covering the 1-year performance period of 2015.

As noted above, the measure for these equity awards was Dun & Bradstreet stock price change during the performance period. The parameters used to determine these payouts were the same as described above for the 2015 target LRSU grant. The approved LRSU awards to our named executive officers were as follows:

Actual LRSU Awards Related to 2015

						Actual Payout
					D&B Stock Price Appreciation or Depreciation
	Total Target LRSUs	Target LRSUs Vesting	D&B Starting Stock Price	D&B Ending Stock Price		Number of Shares	Payout as % of Tranche Target LRSUs
	3rd Tranche of 2013 LRSU Grant for 2013-2015 Performance Period (1)
Richard H. Veldran	3,247	1,083	$80.85	$95.35	17.9%	1,276	117.9%
Joshua L. Peirez	4,947	1,649	$80.85	$95.35	17.9%	1,944	117.9%
	2nd Tranche of 2014 LRSU Grant for 2014-2015 Performance Period (2)
Robert P. Carrigan	13,337	4,446	$112.46	$95.35	–15.2%	3,770	84.8%
Richard H. Veldran	3,334	1,111	$112.46	$95.35	–15.2%	942	84.8%
Joshua L. Peirez	4,445	1,482	$112.46	$95.35	–15.2%	1,256	84.8%
Curtis D. Brown	3,334	1,111	$112.46	$95.35	–15.2%	942	84.8%
	1st Tranche of 2015 LRSU Grant for 2015 Performance Period (3)
Robert P. Carrigan	16,736	5,578	$119.50	$95.35	–20.2%	4,451	79.8%
Richard H. Veldran	3,556	1,185	$119.50	$95.35	–20.2%	945	79.8%
Joshua L. Peirez	4,184	1,394	$119.50	$95.35	–20.2%	1,112	79.8%
Curtis D. Brown	3,138	1,046	$119.50	$95.35	–20.2%	834	79.8%

(1)
The awarded shares associated with this tranche vested as of March 1, 2016 and will be reported in the "Option Exercises and Stock Vested Table" in our 2017 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2015.

(2)
The awarded shares associated with this tranche vested as of March 3, 2016 (except the shares for Mr. Brown which have a vest date of October 1, 2016) and will be reported in the "Option Exercises and Stock Vested Table" in our 2017 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2015.

(3)
The awarded shares associated with this tranche vested as of March 2, 2016 and will be reported in the "Option Exercises and Stock Vested Table" in our 2017 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2015.

Mr. Reid-Dodick left the Company on January 15, 2016. All of his unvested, outstanding awards were forfeited.

        2013 3-Year Performance Unit Award. The C&BC also approved the actual results for the prior target 3-year performance unit grants made to the named executive officers in 2013 under our annual LTI program. This award covered the performance period of 2013 - 2015. As described above, we tied 50% of the award to Dun & Bradstreet's 3-year TSR performance relative to the S&P 500 companies and the other 50% to Dun & Bradstreet's 3-year revenue CAGR. The parameters used to determine the award for Dun & Bradstreet's TSR performance were the same as noted above for the 2015 target 3-year performance unit grant. The parameters used to determine the award for Dun & Bradstreet's revenue CAGR were as follows:

D&B 3-year (2013-2015) Revenue CAGR	Payout as % of Target Grant
6.0%	200%
3.0%	100%
1.0%	25%
< 1.0%	0%
Interpolation in between

        The approved 3-year performance unit results for our named executive officers were as follows:

Actual 3-year Performance Units Results for 2013-2015

				3-year CAGR Result & 3-year Relative TSR Percentile Ranking
					Actual Payout
	Measure	Target Units	Performance Period		Payout %	Number of Shares*	50% vest 3/1/2016	50% vest 3/1/2017
Richard H. Veldran	Revenue CAGR	1,623	2013-2015	1.3%	36.2%	587	293	294
	TSR	1,623	2013-2015	39th	73.3%	1,189	594	595
	Total	3,246			54.7%	1,776
Joshua L. Peirez	Revenue CAGR	2,474	2013-2015	1.3%	36.2%	895	447	448
	TSR	2,474	2013-2015	39th	73.3%	1,813	906	907
	Total	4,948			54.7%	2,708

*	50% of these shares vested as of March 1, 2016 and will be reported in the "Option Exercises and Stock Vested Table" in our 2017 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table for 2015." The remaining 50% will vest on March 1, 2017.

        Messrs. Carrigan, Brown and Reid-Dodick joined the Company after the March 2013 grant and, therefore, were not eligible for this award.

Other Vesting Equity Grants

        Attracting and retaining key executives is critical to the achievement of our business objectives. In recognition of that principle, the C&BC may periodically make special equity grants to executives it deems critical to the Company's current and future success. The specific features of such grants are tailored to each situation.

        Award from Second Tranche of Special 2013 Target LRSU Grant. In consideration of his appointment as President and Chief Executive Officer and Director of the Company in October 2013, the C&BC awarded Mr. Carrigan a grant of 9,678 LRSUs with an estimated economic value of $1,000,000. The C&BC tied this special grant to 1-, 2- and 3-year Dun & Bradstreet stock price change. The grant date was October 7, 2013, Mr. Carrigan's date of hire.

        Like the grant of LRSUs under our annual LTI program described above, we split Mr. Carrigan's target grant of 9,678 LRSUs into three equivalent tranches of 3,226 target LRSUs each. These LRSUs operate in the same way as our annual LRSUs as described above. The table below summarizes the actual payout for the second tranche of Mr. Carrigan's special 2013 target LRSU grant, covering the 2-year period of October 2013 - October 2015:

						Second Tranche Payout (1/3rd)
	Total Target LRSUs	Second Tranche Target LRSUs (1/3rd)	D&B Starting Stock Price	D&B Ending Stock Price	D&B Stock Price Appreciation or Depreciation	Number of Shares	Payout as % of Second Tranche Target LRSUs
Robert P. Carrigan	9,678	3,226	$107.40	$111.14	3.5%	3,338	103.5%

        The payout from this tranche of the 2013 target LRSU grant is reflected in the Option Exercises and Stock Vested Table.

Stock Ownership Guidelines

        Under the Company's stock ownership guidelines, we expect our named executive officers and all other executive officers of the Company over time to achieve a minimum specified level of ownership in our common stock. These guidelines reinforce the objectives of our executive compensation program to:

  •
  Align senior executives' individual financial interests with those of shareholders; and

  •
  Encourage senior executives to focus on long-term value creation.

        The levels of stock ownership are a multiple of the executive officer's salary. For our CEO, the minimum level of stock ownership is six times salary. For our other named executive officers, the minimum level of stock ownership is four times salary. These multiples, which are above the general market median, demonstrate our senior executives' commitment to Dun & Bradstreet and their personal financial stake in the Company.

        Shares counted toward satisfaction of the ownership guidelines include all stock owned outright, restricted stock units, half of target performance-based restricted stock units (both LRSUs and 3-year performance units), units in the Dun & Bradstreet Common Stock Fund of our 401(k) Plan, and half of the shares underlying vested stock options. There is no timeframe for achieving the ownership guidelines. However, we expect the named executive officer covered by these guidelines to retain 100% of the net shares resulting from equity-based compensation payouts and shares otherwise acquired by them outright until the named executive officer achieves the guideline multiple. Once met, the named executive officer must retain a sufficient number of shares to comply with the guidelines until termination of service with the Company. The named executive officer may only trade shares in excess of the guidelines within designated open window periods in accordance with the Company's Inside Information and Securities Trading Policy.

        Each year, the C&BC reviews each of our named executive officer's status and progress towards achieving the guidelines. All of our named executive officers have either met their ownership target, or are in compliance with our 100% retention policy. Noted below is the stock ownership of each of our named executive officers as of December 31, 2015.

Stock Ownership as a Multiple of Salary

Name	Guideline as Multiple of Salary	Actual Ownership as Multiple of Salary
Robert P. Carrigan*	6	4.5
Richard H. Veldran	4	5.9
Joshua L. Peirez	4	7.1
Curtis D. Brown*	4	1.3
John Reid-Dodick*	4	1.8

*	The actual ownership levels for Messrs. Carrigan, Brown and Reid-Dodick reflect the fact that they were hired on October 7, 2013, September 2, 2014 and February 4, 2014, respectively.
Mr. Reid-Dodick left the Company on January 15, 2016.

Nonqualified Deferred Compensation

        Our Key Employees' Nonqualified Deferred Compensation Plan allows our named executive officers and eligible key employees to defer receipt of current income into the future and/or to accumulate capital on a tax-deferred basis for a planned future event. This voluntary plan provides our named executive officers with an effective tax planning vehicle. We offer this plan to provide a competitive and comprehensive total compensation package that is designed to attract and retain key executives. Under this plan, participants may voluntarily defer the payment of both salary and annual cash incentives. In 2015, Mr. Veldran deferred payments into the plan. A description of plan details is provided under the Nonqualified Deferred Compensation Table.

Nonqualified Retirement Benefits

        Messrs. Peirez and Veldran participate in our nonqualified Executive Retirement Plan, or ERP. We designed the plan originally to provide retirement income and disability benefits to attract and retain the executives of the Company, including, in particular, those executives who joined the Company in the middle of their career. Effective April 4, 2011, we closed the ERP to new participants.

        Additional details on the nonqualified retirement plans are in the applicable section following the Pension Benefits Table.

Change in Control Benefits

        We believe that change in control benefits help protect shareholder interests. These benefits enable our named executive officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, these benefits provide an incentive for our named executive officers to continue their employment with Dun & Bradstreet during the change in control event.

        Equity granted on or after January 1, 2013 and all cash benefits are only "triggered" (i.e., vested or payable on an accelerated basis) if the named executive officer is terminated without cause or resigns for good reason in connection with a change in control and within the specified twenty-four month period following a change in control event. All cash benefits (including severance) under the revised Change in Control Plan are also subject to a "double trigger."

        For equity granted prior to January 1, 2013, upon a change in control, unvested options become immediately vested and exercisable and restrictions on RSUs immediately lapse.

        A detailed description of our change in control benefits is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

Severance Benefits

        We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation, in each case not related to a change in control of Dun & Bradstreet. We provide severance benefits through our Career Transition Plan, in which all of our named executive officers participate. Severance benefits under this plan are available to all employees of the Company. We believe that severance benefits enable our compensation program to remain competitive with the market for executive talent and allow for orderly transitions without individual negotiations.

        A detailed description of our severance plan is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

External Benchmarking

        Market data provide a reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives for each of our named executive officers. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we do not use market data as the sole criterion in determining a specific pay level. Therefore, in setting the target pay for our named executive officers, the C&BC reviews market data along with other factors, including the scope of responsibility and accountability within the organization, prior experience, marketability, leadership competencies and individual performance.

        Market data also help ensure our other executive compensation program components are competitive with prevalent practice and trends. Therefore, we review the design of our annual cash incentive opportunity and long-term incentive program, the prevalence of executive benefits and perquisites, our stock ownership guidelines and severance and change in control benefits against both our compensation comparison group as well as general industry.

        Compensation Comparison Group. Our compensation comparison group includes 24 companies in financial services, business information and technology services. In consultation with Meridian, our independent compensation consultant, the C&BC selected these companies for the compensation comparison group because they:

  •
  are within our general "industry";

  •
  are broadly within our size range, using revenue (up to approximately three times Dun & Bradstreet) and market capitalization (up to approximately four times Dun & Bradstreet) as parameters;

  •
  have executive positions comparable to ours, requiring a similar set of leadership skills and experience; and

  •
  are representative of those with whom we compete for business and/or executive talent.

        In addition to the above, companies were included in the compensation comparison group only if executive pay data was available either through Equilar's Executive Compensation Survey proprietary database or through publicly available proxy information.

        For 2015, we made no changes to our compensation comparison group since the existing set of companies met the criteria for inclusion. This group included:

2015 Compensation Comparison Group

Acxiom Corporation	ICF International, Inc.
Alliance Data Systems Corporation	IHS, Inc.
Broadridge Financial Solutions, Inc.	IMS Health, Inc.
Convergys Corporation	The McGraw-Hill Financial, Inc.
Corelogic, Inc.	Moneygram International, Inc.
Deluxe Corporation	Moody's Corporation
DST Systems, Inc.	Morningstar, Inc.
Equifax, Inc.	Navigant Consulting, Inc.
Factset Research Systems, Inc.	Paychex, Inc.
Fair Isaac Corporation	Total System Services, Inc.
Fiserv, Inc.	The Ultimate Software Group, Inc.
Global Payments, Inc.	Verisk Analytics, Inc.

        We recruited our current and prior named executive officers from companies like those in our compensation comparison group. We continue to attract executive officer talent from comparable roles at companies represented by businesses in our compensation comparison group. Based on the size parameters as well as the qualitative criteria cited above, the C&BC views the compensation comparison group as an appropriate group for benchmarking purposes.

        Each year, the C&BC reviews our pay positioning and performance versus our compensation comparison group. As noted in the "Corporate Governance" section of this proxy statement, the C&BC retained the services of Meridian to perform this review, covering:

  •
  Base salaries;

  •
  Target and actual annual cash incentives;

  •
  Target and actual annual total cash (i.e., base salaries plus target and actual annual cash incentives);

  •
  Long-term incentives (grant date and actual values); and

  •
  Target and actual total direct compensation (i.e., target and actual annual total cash plus grant date values of long-term incentives).

        We strongly believe that there should be a link between a company's performance and its pay levels. Therefore, the analyses included the relationship between executive officer compensation and Company performance over several years.

Executive Compensation Recoupment Policy

        The C&BC previously approved the Dun & Bradstreet Incentive Compensation Recoupment Policy, or ICRP. The ICRP became effective January 1, 2013, and covers former, current and future members of the Company's executive team and any other Section 16 officers. The ICRP covers all of our named executive officers and applies to all cash and equity incentive compensation awarded or still outstanding on or after January 1, 2013.

        Under the ICRP, the C&BC may, in its sole discretion and to the extent permitted by applicable law, direct the Company to recover the excess amount of any cash or equity incentive compensation granted, awarded, vested or paid to a covered executive where:

  •
  The grant, vesting or payment of the incentive compensation was, in whole or part, based on the achievement of certain financial results that were subsequently restated due to material noncompliance with any financial reporting requirements under the securities laws; and

  •
  The incentive compensation based upon the financial results as restated is lower than that actually granted, vested or paid.

        The C&BC, in its discretion, determines the value of the excess amount to be recovered or reduced. The C&BC may forego requiring recoupment of incentive compensation that was unconditionally received by a covered executive more than three years before the date on which the Company is required to prepare an accounting restatement.

        The Company can recoup excess payments by:

  •
  Seeking repayment directly from the covered executive, including the assets of the covered executive;

  •
  Reducing the amount that is otherwise payable to the covered executive under any compensatory plan, program, or arrangement maintained by Dun & Bradstreet, including the canceling of outstanding equity awards; and/or

  •
  Withholding future compensation that the Company might otherwise provide, in accordance with Dun & Bradstreet's usually applicable compensation programs and practices.

We will ensure our policy conforms to the final rules on recovery policies once published by the Securities and Exchange Commission and the New York Stock Exchange.

Employment Agreements

        None of our named executive officers has an employment agreement with the Company.

Tax Impact and Deductibility

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC considers the anticipated tax treatment to Dun & Bradstreet and our named executive officers in its review and establishment of compensation programs and payments. With regard to the annual cash incentive and the LTI program (i.e., RSUs, LRSUs and 3-year performance unit grants) as described above, we intended to comply with the performance-based compensation exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. We also intended compensation resulting from the exercise of outstanding stock options to be deductible, without regard to Section 162(m). However, notwithstanding the C&BC's efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). The C&BC has determined, and in the future may determine, to award compensation that is not deductible under Section 162(m).

        With respect to our annual cash incentive program, the C&BC designated our named executive officers as participants in our Covered Employee Incentive Plan, or CEIP, which is a shareholder approved plan. On February 24, 2015, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2015 earnings before taxes (defined as the Company's income from continuing operations before provision for income taxes and equity in net income of affiliates, on an As Adjusted basis) for our CEO and five-tenths of one percent of our 2015 earnings before taxes for our other named executive officers. Consistent with prior years, the C&BC selected earnings before taxes as the appropriate measure in setting the maximum incentive opportunity since it considers profitable revenue growth over time as a key driver in creating shareholder value. We deemed the percentages selected for our CEO and for our other named executive officers, based on historical results, to generate reasonable levels of maximum incentive opportunity given the nature and scope of our executive positions. Actual annual cash incentive payouts to our CEO and our other named executive officers were less than these maximums as described above. In 2015, our earnings before taxes were $388.7 million. Therefore, the maximum annual cash incentive opportunity for our CEO was $3,109,600 and for our other named executive officers the maximum was $1,943,500 per participant. The amounts determined by these formulae also represent the maximum long-term equity incentive payout for the CEO and other named executive officers for the 2015 fiscal year.

        We intended the established maximum incentive opportunity payments under the CEIP to comply with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code and to enhance the likelihood that any cash amount paid to our participating named executive officers under the CEIP will be fully deductible. Accordingly, we conditioned the maximum incentive opportunity upon performance requirements intended to comply with Section 162(m). However, no assurance can be given that payments under the CEIP will be fully deductible under Section 162(m).

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

        The C&BC has reviewed and discussed with management of Dun & Bradstreet the CD&A section of this proxy statement. Based on our review and discussions, we recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Compensation & Benefits Committee

Paul R. Garcia, Chairman
Cindy Christy
Christopher J. Coughlin
Judith A. Reinsdorf

February 23, 2016

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our CEO, our Chief Financial Officer and each of our other three most highly compensated executive officers of the Company and our subsidiaries with respect to the fiscal year ended December 31, 2015. All of these individuals are collectively referred to as our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-equity Incentive Plan Compensation ($) (1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)(7)(8)	Total ($)
Robert P. Carrigan	2015	850,000	0	5,186,932	884,000	0	9,665	6,930,597
Chief Executive Officer	2014	850,000	0	2,345,063	994,500	0	9,100	4,198,663
("Principal Executive Officer")	2013	199,946	0	1,052,430	241,995	0	14,430	1,508,801
Richard H. Veldran	2015	520,000	25,000	1,102,101	374,400	505,142	19,120	2,545,763
Chief Financial Officer	2014	520,000	0	586,201	421,200	908,738	25,133	2,461,272
("Principal Financial Officer")	2013	415,000	0	539,869	242,360	0	25,904	1,223,133
Joshua L. Peirez	2015	600,000	100,000	1,296,735	480,000	625,365	30,024	3,132,124
President and Chief Operating	2014	600,000	0	1,657,036	648,000	677,318	29,387	3,611,741
Officer	2013	450,000	0	822,735	335,070	129,583	30,081	1,767,469
Curtis D. Brown	2015	520,000	250,000	972,549	374,400	0	4,916	2,121,865
Chief Content and Technology Officer
John Reid-Dodick	2015	520,000	0	972,549	374,400	0	13,230	1,880,179
Chief People Officer	2014	476,667	0	820,241	505,440	0	9,345	1,811,693

Mr. Reid-Dodick left the Company on January 15, 2016.

(1)
The amounts shown have not been reduced by any deferrals that our named executive officers may have made under qualified or nonqualified deferred compensation plans offered by Dun & Bradstreet.

(2)
Messrs. Veldran and Peirez received a cash bonus in recognition of their contributions to the successful closing of the acquisition of Credibility Corp.

Mr. Brown received a sign-on bonus, from his hire in September 2014, which was paid in two installments in 2015.

(3)
The equity awards in fiscal year 2015 are described in the CD&A and are included in the "Grants of Plan-Based Awards Table" below. The value shown represents the aggregate grant date fair value of each year's awards, as calculated in accordance with GAAP based on the probable outcomes of the performance conditions judged at the time of grant, without regard to our forfeiture assumptions. If the maximum performance were attained, the grant date fair value of the awards would be as follows: Mr. Carrigan = $6,301,173, Mr. Veldran = $1,338,850, Mr. Peirez = $1,575,295, Mr. Brown = $1,181,469 and Mr. Reid-Dodick = $1,181,469. In determining these amounts for maximum performance, only the grant date fair value for the Revenue CAGR component of the 3-year performance units is subject to increase (in this case doubling). The fair values of the other equity grants are fixed regardless of future performance. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(4)
The amounts shown represent non-equity incentive plan payments received by our named executive officers pursuant to our CEIP during the applicable year. For 2015, these cash awards were earned in the 2015 performance year and paid on March 15, 2016.

(5)
Amounts represent the aggregate change in the actuarial present value of our named executive officers' qualified and nonqualified defined benefit plans accrued during the applicable year. These plans include the Dun & Bradstreet Retirement Account Plan, the Pension Benefit Equalization Plan, and the Executive Retirement Plan. Messrs. Carrigan, Brown and Reid-Dodick are not eligible to participate since they joined the Company after all the plans were closed to new participants. No executive received above market or preferential earnings on nonqualified deferred compensation plan benefits.

(6)
The amounts shown include our aggregate annual contributions for the account of each named executive officer under our tax qualified defined contribution plan, the Dun & Bradstreet 401(k) Plan.

(7)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalents based on the same rate established from time to time for our common stock, settled in shares at the time of settlement of the corresponding RSUs. Amounts shown include the value of all dividend equivalent units credited in 2015. Dividend equivalents are not accrued for LRSUs or performance unit grants made under the long-term incentive program discussed in our CD&A.

(8)
Our named executive officers do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2015:

					Estimated Future Possible Payouts Under Equity Incentive Plan Awards (2)
			Estimated Future Possible Payouts Under Non-equity Incentive Plan Awards (1)
							Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Committee Approval Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Robert P. Carrigan	03/02/2015	02/24/2015	1,105,000	2,210,000	16,736	33,472	2,625,078	(4)
	03/02/2015	02/24/2015			8,368	16,736	1,114,241	(5)
	03/02/2015	02/24/2015			8,368	16,736	1,447,613	(6)
Richard H. Veldran	03/02/2015	02/24/2015	468,000	936,000	3,556	7,112	557,768	(4)
	03/02/2015	02/24/2015			1,778	3,556	236,750	(5)
	03/02/2015	02/24/2015			1,778	3,556	307,583	(6)
Joshua L. Peirez	03/02/2015	02/24/2015	600,000	1,200,000	4,184	8,368	656,272	(4)
	03/02/2015	02/24/2015			2,092	4,184	278,560	(5)
	03/02/2015	02/24/2015			2,092	4,184	361,903	(6)
Curtis D. Brown	03/02/2015	02/24/2015	468,000	936,000	3,138	6,276	492,201	(4)
	03/02/2015	02/24/2015			1,569	3,138	208,920	(5)
	03/02/2015	02/24/2015			1,569	3,138	271,427	(6)
John Reid-Dodick	03/02/2015	02/24/2015	468,000	936,000	3,138	6,276	492,201	(4)
	03/02/2015	02/24/2015			1,569	3,138	208,920	(5)
	03/02/2015	02/24/2015			1,569	3,138	271,427	(6)

Mr. Reid-Dodick left the Company on January 15, 2016.

(1)
The amounts shown represent the target and maximum non-equity incentive opportunities for each of our named executive officers under our CEIP. A detailed description of this plan is set forth in our CD&A.

(2)
As described in our CD&A, on March 2, 2015, our named executive officers received LRSUs and performance units as part of our long-term incentive program. The 2015 target units will be adjusted at the end of each performance period based on the performance relative to each parameter. The actual number of units earned for the first tranche of the annual LRSU grant is noted in our CD&A.

If the employment with Dun & Bradstreet of any of our named executive officers terminates for any reason (other than death or disability) prior to the first anniversary of the grant date or for any reason (other than death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. If the named executive officer's employment with Dun & Bradstreet terminates due to death or disability, any unvested LRSUs and/or performance units will become vested. If the named executive officer's employment with Dun & Bradstreet terminates on or after the first anniversary of the grant date due to retirement, a pro rata portion of the actual number of LRSUs and/or performance units will vest based on attainment of the performance parameters corresponding to each performance period. Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
Amounts shown represent the grant date fair value, as calculated in accordance with GAAP, without regard to our forfeiture assumptions. For the grants that are subject to the satisfaction of a relative market condition, described in footnote 6 below, the grant date fair value of these awards reflects the probability that the market condition may be met as calculated by an independent third-party consulting organization. For the awards that are subject to internal performance-based measures, described in footnote 5 below, the amounts shown reflect estimates of the probable outcomes of the performance conditions judged as of the time of grant.

For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K

  for the fiscal year ended December 31, 2015. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(4)
The market condition for the LRSU grant, which is Dun & Bradstreet common stock price appreciation or depreciation over the applicable performance period, is described in the CD&A. The fair value of this award will not change based on actual results.

(5)
The internal performance-based criteria tied to the Revenue CAGR component of the 3-year performance units is described in the CD&A. If the maximum performance were obtained for this award, the fair value would be equal to two times the amount shown.

(6)
The relative market condition for the TSR component of the 3-year performance units is described in the CD&A. The fair value of this award will not change based on actual results.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2015:

		Option Awards				Stock Awards
Name	Grant Date	Equity- Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Equity- Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity- Incentive Plan Awards Option Exercise Price ($)	Equity- Incentive Plan Awards Option Expiration Date	Equity- Incentive Plan Awards Number of Shares or Units of Stock That Have Not Vested (#) (2)(3)		Equity- Incentive Plan Awards Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity- Incentive Plan Awards Number of Unearned Shares or Units of Stock That Have Not Vested (#) (3)	Equity- Incentive Plan Awards Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Robert P. Carrigan	10/07/2013								3,226
	03/03/2014					3,770	(4)		4,446
	03/03/2014								6,669
	03/03/2014								6,669
	03/02/2015					4,451	(5)		11,158
	03/02/2015								8,368
	03/02/2015								8,368
								854,409		5,082,593
Richard H. Veldran	02/11/2010	1,900	0	70.54	02/11/2020
	03/01/2011	7,900	0	80.45	03/01/2021
	03/01/2012	8,775	2,925	82.80	03/01/2022
	03/01/2012					3,125
	03/01/2013					639
	03/01/2013					1,276	(6)		0
	03/01/2013					587	(7)		0
	03/01/2013					1,189	(8)		0
	03/03/2014					942	(4)		1,112
	03/03/2014								1,667
	03/03/2014								1,667
	03/02/2015					945	(5)		2,371
	03/02/2015								1,778
	03/02/2015								1,778
								904,503		1,078,066
Joshua L. Peirez	09/13/2010	4,100	0	68.78	09/13/2020
	03/01/2011	8,500	0	80.45	03/01/2021
	03/01/2012	10,650	5,325	82.80	03/01/2022
	03/01/2013					1,163
	03/03/2014					8,891
	03/01/2013					1,944	(6)		0
	03/01/2013					895	(7)		0
	03/01/2013					1,813	(8)		0
	03/03/2014					1,256	(4)		1,482
	03/03/2014								2,223
	03/03/2014								2,223
	03/02/2015					1,112	(5)		2,790
	03/02/2015								2,092
	03/02/2015								2,092
								1,774,501		1,340,905
Curtis D. Brown	03/03/2014					942	(4)		1,112
	03/03/2014								1,667
	03/03/2014								1,667
	03/02/2015					834	(5)		2,092
	03/02/2015								1,569
	03/02/2015								1,569
								184,580		1,005,627
John Reid-Dodick	03/03/2014					1,902
	03/03/2014					942	(4)		1,112
	03/03/2014								1,667
	03/03/2014								1,667
	03/02/2015					834	(5)		2,092
	03/02/2015								1,569
	03/02/2015								1,569
								382,255		1,005,627

Mr. Reid-Dodick left the Company on January 15, 2016.

(1)
Stock options granted to our named executive officers become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If employment terminates for any reason other than death, disability or retirement, any vested option may only be exercised during the 90-day period following the date of termination. If employment is terminated for death or disability on or after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the option expiration date. If our named executive officer retires, unvested stock options will continue to vest and unexercised vested options may be exercised during the lesser of the remaining term of the options or five years after the date of termination. Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(2)
Grants of RSUs generally vest 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date. The grants to Messrs. Veldran (March 1, 2012, grant of 6,250 RSUs) and Peirez (March 3, 2014, grant of 8,891 RSUs) vest 50% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary of the date of grant.

  If any of our named executive officer's employment with Dun & Bradstreet terminates for any reason prior to the first anniversary of the grant date or for any reason (other than death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested RSUs. If any of our named executive officers is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested RSUs become fully vested as of the termination date.

  Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
Grants of LRSUs and performance units made to our named executive officers as part of our annual equity plan (March 1, 2013, March 3, 2014, and March 2, 2015) are described in our CD&A. The target units will be adjusted at the end of each performance period based on the performance relative to each measure. The LRSUs vest over three years from the grant date. Performance units granted in 2013 and 2014 vest 50% on the third anniversary of the grant date after the end of the 3-year performance period and 50% on the fourth anniversary of the grant date. Performance units granted on March 2, 2015 vest 100% on the third anniversary of the grant date after the end of the 3-year performance period.

  For our LRSUs and performance units, if any of our named executive officer's employment with Dun & Bradstreet terminates for any reason prior to the first anniversary of the grant date or for any reason (other than death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. If the named executive officer's employment with Dun & Bradstreet terminates on or after the first anniversary of the grant date due to death or disability, any unvested LRSUs and/or performance units become vested at target. If the named executive officer's employment with Dun & Bradstreet terminates on or after the first anniversary of the grant date due to retirement, a pro rata portion of the actual number of LRSUs and/or performance units will be earned and vested based on attainment of the performance parameters corresponding to each performance period.

  Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(4)
As noted in the CD&A, the performance period for the second tranche of the 2014 LRSU grant was completed December 31, 2015. The earned award was 84.8% of the target LRSUs and vested on the second anniversary of the grant date.

(5)
As noted in the CD&A, the performance period for the first tranche of the 2015 LRSU grant was completed December 31, 2015. The earned award was 79.8% of the target LRSUs and vested on the first anniversary of the grant date.

(6)
As noted in the CD&A, the performance period for the third tranche of the 2013 LRSU grant was completed December 31, 2015. The earned award was 117.9% of the target LRSUs and vested on the third anniversary of the grant date.

(7)
As noted in the CD&A, the performance period for the 3-year CAGR performance unit grant was completed December 31, 2015. The earned award was 36.2% of the target CAGR performance units and vested fifty percent on the third anniversary of the grant date and fifty percent will vest on the fourth anniversary of the grant date.

(8)
As noted in the CD&A, the performance period for the 3-year TSR performance unit grant was completed December 31, 2015. The earned award was 73.3% of the target TSR performance units and vested fifty percent on the third anniversary of the grant date. Fifty percent will vest on the fourth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED TABLE

        The following table sets forth the number of shares acquired and the value realized by our named executive officers upon the exercise of stock options and the vesting of RSU and LRSU awards during the fiscal year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)(2)	Value Realized on Vesting ($) (1)(2)
Robert P. Carrigan	0	0	8,063	981,234
Richard H. Veldran	0	0	7,394	957,126
Joshua L. Peirez	0	0	6,726	880,415
Curtis D. Brown	0	0	1,180	124,278
John Reid-Dodick	0	0	1,662	217,724

Mr. Reid-Dodick left the Company on January 15, 2016.

(1)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalents based on the same rate established from time to time for our common stock, settled in shares at the time the restrictions lapse on the corresponding RSUs. Amounts shown include the accrued dividend equivalents on RSU grants.

(2)
The second tranche of the target LRSU grants made to Messrs. Veldran and Peirez as part of the 2013 annual long-term incentive program were adjusted to reflect a 47.8% appreciation of Dun & Bradstreet stock for the second performance period. The first tranche of the target LRSU grants made to the NEOs as part of the 2014 annual long-term incentive program were adjusted to reflect a 6.3% appreciation of Dun & Bradstreet stock for the first performance period. The second tranche of the target LRSU grant made to Mr. Carrigan on his date of hire was adjusted to reflect a 3.5% appreciation of Dun & Bradstreet stock for the second performance period. The actual awards, based on the performance adjustments, are in Dun & Bradstreet stock. Amounts shown include the total earned shares at the time the restrictions lapsed.

PENSION BENEFITS TABLE

        The table below sets forth a summary of the benefits accrued for the two named executive officers under our defined benefit pension plans as of December 31, 2015. Messrs. Carrigan, Brown and Reid-Dodick were not eligible for these benefits since the plans were frozen prior to their employment with the Company.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard H. Veldran	Executive Retirement Plan	10.0	3,611,197	0
	Pension Benefit Equalization Plan	2.8	21,262	0
	Retirement Account	2.8	49,236	0
Joshua L. Peirez	Executive Retirement Plan	5.3	2,070,186	0
	Pension Benefit Equalization Plan*	0.0	0	0
	Retirement Account*	0.0	0	0

*
Not eligible to participate in the plan since the plan was frozen prior to Mr. Peirez's employment with the Company.

        Our pension plans for executives are as follows:

  •
  A nonqualified benefit plan, referred to as the Executive Retirement Plan (ERP) — only two named executive officers (Messrs. Veldran and Peirez) are eligible for this legacy plan;

  •
  A nonqualified excess benefit plan, referred to as the Pension Benefit Equalization Plan (PBEP) — only one named executive officer (Mr. Veldran) is eligible for this legacy plan; and

  •
  A tax qualified cash balance pension plan, referred to as the Retirement Account — only one named executive officer (Mr. Veldran) is eligible for this legacy plan.

        All of the above plans were either frozen or closed to new participants as described below in the summary for each plan.

        Under the Retirement Account and PBEP, years of credited service are counted starting one year after the date of hire. Under the ERP, years of credited service are counted starting on the date of hire to ensure that participants can attain a competitive retirement benefit at retirement. The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table:

  •
  The "Present Value of Accumulated Benefit" column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2015;

  •
  "Normal retirement" is defined as age 65 in the Retirement Account and PBEP. The ERP does not define "normal retirement" so the values reflect payment at the first age at which unreduced benefits are payable from the plan (generally, age 55);

  •
  The interest rate as of December 31, 2015 was 3.89% and the mortality assumption is based on the RP2015 Healthy Annuitant table projected using Scale MP2015; and

  •
  Present values at assumed retirement ages are discounted to each individual's current age using an interest-only discount with no mortality.

        Normal forms of payment are reflected for each plan unless our named executive officer has elected a lump sum in either the PBEP or ERP. Messrs. Peirez and Veldran have a lump sum election in effect for the ERP; Mr. Veldran also has a lump sum election for the PBEP. The interest rates used to value the lump sum at the assumed retirement date are the December 2015 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2016 per each plan's provisions.

        Retirement Account. The Retirement Account was frozen for all of our employees effective July 1, 2007 and the plan was closed to new participants on that date. The accrued benefits in the Retirement Account for all non-vested participants active as of June 30, 2007 became 100% vested on that date. As a result of the freeze, no additional benefits have accrued under the Retirement Account after June 30, 2007, although existing balances will continue to accrue interest.

        The Retirement Account's normal retirement age is 65. Upon termination of employment, a vested participant can elect to receive immediately 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later. In addition, if a participant meets the requirements for an Early or Normal Retirement, the participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Account. A participant can elect other annuity options that provide lower monthly dollar amounts because they are reduced to provide participants with an actuarial equivalent value and a survivor benefit.

        Pension Benefit Equalization Plan. Effective July 1, 2007, the PBEP also was frozen for all of our employees and the plan was closed to new participants. As a result of the freeze, no additional benefits have accrued under this plan after June 30, 2007, although existing balances will continue to accrue interest.

        Executive Retirement Plan. Effective April 4, 2011, the ERP was closed to new participants. The two named executive officers who remain participants will continue to accrue a benefit in accordance with plan rules. The ERP provides a target annual benefit equal to 4% of the participant's average final compensation (salary plus actual cash incentive) for each of the first 10 years of service to a maximum benefit percentage of 40% of the participant's average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55. Average final compensation is equal to the participant's highest consecutive 60 months of compensation out of his or her last 120 months. A participant is 100% vested in the applicable benefit upon completion of five years of participation in the plan.

        The target annual benefit payment from the ERP is offset by any pension benefits earned in the Retirement Account, PBEP or any other pension plan sponsored by Dun & Bradstreet or one of its affiliates and the participant's estimated Social Security retirement benefit. Compensation used in determining the ERP benefit includes base salary, cash bonus payments, commissions and lump sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a straight life annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants.

        The interest rates used to value the lump sum at the assumed retirement date are the December 2015 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2016. Benefit payments under the ERP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation until age 65 offset by any other disability income the participant is receiving.

 NONQUALIFIED DEFERRED COMPENSATION TABLE

        The following table sets forth a summary of the nonqualified deferred compensation benefits of each named executive officer as of December 31, 2015:

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($) (3)
Robert P. Carrigan	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	0	0	0
Richard H. Veldran	Key Employees' Non-Qualified Deferred Compensation Plan	260,000	0	701	0	697,945
Joshua L. Peirez	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	0	0	0
Curtis D. Brown	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	0	0	0
John Reid-Dodick	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	0	0	0

Mr. Reid-Dodick left the Company on January 15, 2016.

(1)
Amounts in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table above are not reduced by any deferrals our named executive officers have made under The Dun & Bradstreet Corporation Key Employees' Nonqualified Deferred Compensation Plan, or NQDCP.

(2)
These amounts are not disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table since no named executive officer received above-market or preferential earnings on their account balances under the NQDCP.

(3)
These amounts are disclosed in the Summary Compensation Table in prior years in the same manner as described in footnotes one and two above.

        Key Employees' Nonqualified Deferred Compensation Plan. The Key Employees' Nonqualified Deferred Compensation Plan, or NQDCP, is a voluntary, unfunded plan which allows participants to defer, in 5% increments, up to 75% of their base salary and 100% of their annual cash incentive payments. Participants may elect to enroll in the NQDCP each calendar year, but once their deferral elections are made, they are irrevocable for the covered year. Participants can elect to make deemed investments of their deferrals in the same investment funds that are offered in our 401(k) Plan, including the Dun & Bradstreet stock fund. Participants can elect to transfer their balances among other funds on a daily basis subject to our Inside Information and Securities Trading Policy. All amounts deferred by our named executive officers in prior years have been reported in the Nonqualified Deferred Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC's executive compensation disclosure.

        The automatic time and form of payment under the NQDCP is a lump sum upon employment termination (subject to the six-month delay following termination required by Internal Revenue Code Section 409A if the participant is a "specified employee" for purposes of Internal Revenue Code Section 409A). However, at the time the participant makes a deferral election, the participant may elect to receive payment at the earlier of a specified time period following deferral (the deferral must be for a minimum of three years) or upon termination of employment and to receive any distribution made upon termination in the form of five annual installments or ten annual installments instead of a lump sum. A participant may change the time and form of payment applicable to his NQDCP benefits in accordance with the rules of Internal Revenue Code Section 409A. In addition, lump sum payments are made in the event of a participant's death or disability and upon a change in control (within the meaning of Internal Revenue Code Section 409A) of Dun & Bradstreet.

        The deemed investment earnings received by participants under the NQDCP in 2015 are based on the performance of the investment funds designated by participants for the deemed investment of their NQDCP accounts. The 2015 annual returns for the available investment funds are noted in the following table:

Investment Fund Option	2015 Annual Return
Balanced Index	–1.30%
BlackRock Small Cap Growth	–3.60%
Fidelity Blue Chip Growth	6.40%
Fidelity Diversified International	3.24%
Fidelity Equity Income	–3.41%
Fidelity Low Price Stock	–0.45%
Victory Munder Mid Cap Core Growth	–4.36%
Northern Small Cap Value	–4.62%
Wells Fargo Advantage Special Mid Cap Value	–2.65%
PIMCO Total Return	0.73%
Vanguard Total Bond Market Index*	0.41%
Stable Value Fund	1.89%
D&B Stock Fund	–12.54%
Vanguard Developed Markets Index	–0.17%
Vanguard Extended Market Index	–3.24%
Vanguard Institutional Index	1.39%
Vanguard Target Retirement Income	–0.13%
Vanguard Target Retirement 2020	–0.59%
Vanguard Target Retirement 2025	–0.72%
Vanguard Target Retirement 2030	–0.92%
Vanguard Target Retirement 2035	–1.12%
Vanguard Target Retirement 2040	–1.47%
Vanguard Target Retirement 2045	–1.48%
Vanguard Target Retirement 2050	–1.54%
Vanguard Target Retirement 2055	–1.66%

*
This fund was added on December 30, 2015.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of December 31, 2015:

Plan Category	(A) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans approved by security holders (1)	1,031,357	(2)	$48.42	5,343,995	(3)

(1)
This table includes information with respect to: (i) The 2000 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan; (ii) The Dun & Bradstreet Corporation 2000 Stock Incentive Plan; (iii) The Dun & Bradstreet Corporation 2009 Stock Incentive Plan; and (iv) an equity compensation plan adopted in connection with our separation from Moody's Corporation (the "Moody's Plan"). As of December 31, 2015, a total of 797 deferred performance shares were outstanding under the Moody's Plan. No additional options or other rights may be granted under the Moody's Plan, with the exception of incremental dividend shares, which may be accrued on the outstanding deferred performance shares.

(2)
Includes options to purchase 612,097 shares of our common stock, restricted stock units with respect to 412,622 shares of our common stock, 5,841 accrued dividend units and deferred performance shares for 797 shares of our common stock.

(3)
In addition to the plans mentioned above in footnote 1, also includes shares available for future purchases under The Dun & Bradstreet Corporation 2015 Employee Stock Purchase Plan ("ESPP"). As of December 31, 2015, an aggregate of 1,273,310 shares of our common stock were available for purchase under the ESPP.

OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS

Change in Control

        We provide change in control benefits for our named executive officers through our Change in Control Plan (CICP). During 2015, all of our named executive officers were participants in the CICP. A summary of benefits under the CICP is as follows:

Benefit Category	CICP
Benefits Subject to "Single Trigger" (CIC) or "Double Trigger" (CIC Plus Qualifying Termination within 24 Months)	Double trigger: • Cash benefits • Equity granted on or after January 1, 2013 Single trigger: • Equity granted on or before December 31, 2012

Cash Severance as Multiple of Base Salary Plus Target Cash Incentive	2 times

Settlement of Outstanding Performance-based Cash Incentives	Pro rata target award

Health and Life Insurance Continuation	2 years

Outplacement Services Reimbursement	Lesser of 15% of target total cash or $50,000

Excise tax treatment	No benefit, executive's benefits may be voluntarily reduced if such reduction provides a better after-tax benefit

        Stock Incentive Plan. For grants made on or before December 31, 2012 under our 2009 Stock Incentive Plan, in the event of a change in control and unless otherwise specified in an award agreement, unvested options become immediately vested and exercisable, restrictions on restricted stock and RSUs immediately lapse and other equity awards become payable as if targets for the current period were met at 100%. For grants made on or after January 1, 2013, equity awards require both a change in control and qualified termination within 24 months of the change in control, or a "double trigger," before vesting.

Severance Arrangements

        Career Transition Plan. Each of our named executive officers is eligible for severance benefits under our Career Transition Plan, or CTP. This plan also applies to all employees of the Company.

        The CTP provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP) or a resignation for good reason (as defined in the CTP). The CTP does not apply to terminations of employment that are:

  •
  Unilateral by the executive;

  •
  For cause (as defined in the CTP);

  •
  In connection with the sale of stock or assets of the Company; or

  •
  The result of the elimination or reduction of operations in connection with outsourcing or a merger (or other combination, spin-off, reorganization or other similar transaction), where an offer of employment at a comparable base salary made by the surviving or acquiring entity or by Dun & Bradstreet or one of its affiliates was declined.

        In the event of an eligible termination, we will pay the executive 52 weeks of base salary continuation at the rate in effect at the time of termination. We will reduce this amount of severance by one-half if the Company terminates the executive for unsatisfactory performance not constituting cause. We will make severance payments in semi-monthly installments—the same as the executive's normal salary payment schedule had employment not terminated.

        In addition, the executive will receive continued health-care benefits during the applicable salary continuation period as well as outplacement services.

        Except in the case of a termination by Dun & Bradstreet for unsatisfactory performance or cause, the executive will also receive a prorated portion of the actual cash incentive for the year of termination, otherwise payable to the executive under the annual cash incentive plan. To be eligible, the executive must be employed for at least six full months during the calendar year of termination.

        During 2015, the C&BC approved these changes to the CTP, applicable to all employees, to ensure better alignment with market practice and the Company's values:

  •
  Eliminated the 50% reduction in remaining salary continuation payments when participant secures employment during the salary continuation period;

  •
  Provided management with greater flexibility to determine an employee eligible for CTP benefits in special circumstances, such as "mutual agreement"; and

  •
  Simplified and consolidated the salary continuation schedule, which is based on service and salary levels. Under the simplified schedule, all employees with an annual salary of $300,000 or more may receive 52 weeks of salary continuation provided the termination is for a qualifying reason.

Potential Post-Employment Compensation Table

        The table below aggregates the potential post-employment compensation that is or may become payable to each of our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of any of our named executive officer's employment or a change in control of Dun & Bradstreet. We calculated the information in the table below based on plan provisions using the following assumptions and the triggering events as defined in the applicable plans and agreements. The amounts shown represent estimates for each component based on these assumptions and do not reflect any actual payments received by our named executive officers. The components that may be applicable in calculating the post-employment compensation amount include:

  •
  Payments related to base salary and target cash incentive;

  •
  Payments related to vested and unvested stock options and outstanding RSUs, LRSUs, and performance units;

  •
  Payments related to retirement benefits such as the ERP and PBEP, where applicable;

  •
  Value of health and life insurance benefits; and

  •
  Value of other benefits, such as outplacement services.

        In the table below, we totaled the applicable compensation and benefit components for each termination scenario. This total represents the estimated value of the potential post-employment compensation. The percentage below each termination scenario total indicates how much each of our named executive officers already earned of the estimated value irrespective of the particular triggering event (i.e., the value each of our named executive officers has already earned and would be entitled to in the event of a termination). The remainder is the incremental value payable to the executive as a result of the specific triggering event. For example, the total value of Mr. Veldran's potential post-employment compensation in the event of a termination due to disability is $9,340,797; approximately 44% of that total, or $4,110,069, has already been earned irrespective of the particular triggering event (e.g., value of vested stock options and part of the value of defined benefit plans) and the approximately 56% remaining, or $5,230,728, is the value due exclusively to the triggering event.

        In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Mr. Veldran would forfeit $2,219,600 in the event of a voluntary termination, which consists of forfeited RSUs, LRSUs and performance units.

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Quit for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under 2015 Plan ($)
Robert Carrigan
Severance
Base Salary	0	0	0	850,000	0	1,700,000
Target Cash Incentive	0	0	0	0	0	2,210,000
Pro Rata Target Cash Incentive	1,105,000	1,105,000	1,105,000	1,105,000	0	1,105,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	2,645,642	2,645,642	0	0	6,124,387
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	Not Vested	18,614	18,614	Not Vested	Not Vested	18,614
Health and Welfare Benefits Continuation	N/A	N/A	N/A	14,460	N/A	29,042
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	0	3,769,256	3,769,256	1,969,460	0	11,237,043
% Already Earned	N/A	29%	29%	56%	N/A	10%
Forfeitures	6,124,387	3,478,745	3,478,745	6,124,387	6,124,387	0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Quit for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under 2015 Plan ($)
Richard H. Veldran
Severance
Base Salary	0	0	0	520,000	0	1,040,000
Target Cash Incentive	0	0	0	0	0	936,000
Pro Rata Target Cash Incentive	468,000	468,000	468,000	468,000	0	468,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	1,480,450	1,480,450	0	0	2,219,600
Vested Equity	434,349	434,349	434,349	434,349	434,349	434,349
Pension Plan Payments
Pension Benefit Equalization Plan	19,973	19,973	21,262	19,973	19,973	30,518
Executive Retirement Plan	3,033,699	1,438,627	6,782,690	3,033,699	0	6,055,200
401(k) Plan	154,047	154,047	154,047	154,047	154,047	154,047
Health and Welfare Benefits Continuation	N/A	N/A	N/A	14,460	N/A	29,042
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	3,642,068	3,995,446	9,340,798	4,644,528	608,369	11,416,756
% Already Earned	100%	63%	44%	88%	100%	36%
Forfeitures	2,219,600	739,150	739,150	2,219,600	5,253,299	0

Joshua L. Peirez
Severance
Base Salary	0	0	0	600,000	0	1,200,000
Target Cash Incentive	0	0	0	0	0	1,200,000
Pro Rata Target Cash Incentive	600,000	600,000	600,000	600,000	0	600,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	2,613,177	2,613,177	0	0	3,482,863
Vested Equity	568,730	568,730	568,730	568,730	568,730	568,730
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	1,738,194	815,551	10,181,530	1,738,194	0	3,906,437
401(k) Plan	76,047	76,047	76,047	76,047	76,047	76,047
Health and Welfare Benefits Continuation	N/A	N/A	N/A	14,460	N/A	29,042
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	2,382,971	4,673,504	14,039,484	3,597,431	644,777	11,113,119
% Already Earned	100%	44%	21%	83%	100%	27%
Forfeitures	3,482,863	869,686	869,686	3,482,863	5,221,057	0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Quit for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under 2015 Plan ($)
Curtis Brown
Severance
Base Salary	0	0	0	520,000	0	1,040,000
Target Cash Incentive	0	0	0	0	0	936,000
Pro Rata Target Cash Incentive	468,000	468,000	468,000	468,000	0	468,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	577,539	577,539	0	0	1,229,804
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	Not Vested	4,872	4,872	Not Vested	Not Vested	4,872
Health and Welfare Benefits Continuation	N/A	N/A	N/A	0	N/A	122
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	0	1,050,411	1,050,411	988,000	0	3,728,798
% Already Earned	N/A	45%	45%	47%	N/A	13%
Forfeitures	1,229,804	652,265	652,265	1,229,804	1,229,804	0

John Reid-Dodick
Severance
Base Salary	0	0	0	520,000	0	1,040,000
Target Cash Incentive	0	0	0	0	0	936,000
Pro Rata Target Cash Incentive	468,000	468,000	468,000	468,000	0	468,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	775,214	775,214	0	0	1,427,479
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	Not Vested	16,247	16,247	Not Vested	Not Vested	16,247
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,984	N/A	32,090
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	0	1,259,461	1,259,461	1,003,984	0	3,969,816
% Already Earned	N/A	37%	37%	47%	N/A	12%
Forfeitures	1,427,479	652,265	652,265	1,427,479	1,427,479	0

        In calculating the amounts set forth in the above table, we have made the following assumptions:

1.
Date and Stock Price. The date of the triggering event was December 31, 2015, and the stock price as of the triggering event was $103.93, the closing price of our common stock on December 31, 2015.

2.
Severance. For our named executive officers, we assumed the following severance benefits are payable:

a.
Involuntary termination without cause: If the termination is for unsatisfactory performance, our named executive officers would be entitled to one-half of the benefits cited. Our named executive officers are entitled to 52 weeks of severance. The calculation in the above table reflects the full benefit entitlement.

b.
Involuntary termination for cause: No benefit provided.

c.
Change in control termination: Our named executive officers are entitled to two times the sum of annual base salary and target annual cash incentive if they experience a qualifying termination in connection with a change in control.

3.
Target Annual Cash Incentive. Consistent with the applicable plans and agreements, such as the Covered Employee Incentive Plan, Career Transition Plan and the Company's change in control benefits:

a.
No benefit is provided for a voluntary termination prior to the end of the performance period or an involuntary termination for cause.

b.
For a voluntary termination for good reason or at the conclusion of the performance period, our named executive officers are provided their annual cash incentive based on actual performance.

c.
In the event of a termination due to death or disability, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance.

d.
For an involuntary termination without cause, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance.

e.
In the event of a termination of employment in connection with a change in control, our named executive officers are provided with one times their target annual cash incentive prorated for the period served.

f.
The assumption for the period served in all of the above is twelve months through December 31, 2015 and the performance factor assumption is 100%.

4.
Treatment of Outstanding Equity

a.
Unvested stock options, RSUs, LRSUs and performance units are forfeited in the event of either a voluntary or involuntary termination, unless (i) a named executive officer is eligible for "Retirement" as defined in the 2000 Stock Incentive Plan or 2009 Stock Incentive Plan (age 55 with five years of service), as applicable, and (ii) the unvested equity was granted twelve months or more before termination, in which case (a) unvested stock options will continue to vest and unexercised vested stock options may be exercised during the lesser of the remaining term of the options or five years after the date of termination, (b) any unvested RSUs become fully vested as of the termination date, and (c) a pro rata portion of the actual number of LRSUs and performance units vest based on attainment of the performance parameters for each performance period.

  b.
  In the event of a termination due to death or disability, for grants made in 2014 or earlier, unvested stock options, RSUs, LRSUs and performance units vest immediately (provided such grants were made twelve months or more prior to a termination) or are forfeited (provided such grants were made less than twelve months prior to termination). For grants made in 2015, unvested RSUs, LRSUs and performance units vest immediately in the event of a termination due to death or disability.

  c.
  In the event of a change in control of Dun & Bradstreet, (i) for equity awards made on or before December 31, 2012, all unvested equity vests immediately, and (ii) for equity awards made on or after January 1, 2013, all unvested equity requires both a change in control and a qualified termination event to vest.

5.
Factors Influencing Potential Post-employment Pension Benefit Payments. The pension benefit payments described below are applicable to our named executive officers based on eligibility for the Retirement Account, PBEP and/or ERP as noted in the Pension Benefit Table. Messrs. Peirez and Veldran are the only named executive officers eligible for pension benefits under any of these plans since the plans were closed to new participants before the other named executive officers joined the Company.

a.
Voluntary termination: A termination date of December 31, 2015 is assumed and all payments, except for a Retirement Account lump-sum payment, will be made or begin at age 55.

b.
Termination due to disability: Assumption is made that our named executive officers would remain disabled until age 65. The value of the ERP is increased to reflect the additional years of benefit accrual up to age 65. The ERP also has a disability benefit that pays an annuity equal to 60% of pre-disability income, less any disability plan benefit, for each year up through age 65.

c.
Termination due to death: Assumption is made that the age of payout reflects the age of the named executive officer's beneficiary, assuming that the payments would commence to the beneficiary when our named executive officer would have attained age 55. The value of the ERP is the lump-sum present value payable to the beneficiary at the assumed age.

d.
Involuntary termination without cause or resignation for good reason: Payments under the Retirement Account, PBEP and ERP are the same as under voluntary termination.

e.
Involuntary termination for cause: Payments under the Retirement Account and PBEP are the same as under voluntary termination. Under the terms of the ERP, no benefit would be due.

f.
Change in control termination: Under the PBEP and ERP, the calculation of the lump-sum payment is based on the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1 of the year of the change in control. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control, versus age 55 in the other triggering events.

6.
Deferred Compensation. All of the triggering events include Dun & Bradstreet's contributions plus any earnings in the qualified defined contribution plan (i.e., our 401(k) Plan).

7.
Clawback Policy. All of the events set forth in the above tables assume that The Dun & Bradstreet Corporation Incentive Compensation Recoupment Policy, as described above, is not triggered.

GENERAL INFORMATION ABOUT THE MEETING

Annual Meeting Admission

        To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date, which is March 10, 2016. If you are a registered shareholder, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date. If you are a beneficial holder (your shares are held in the name of a bank, broker or other holder of record (in "street name")), please bring your Notice or other evidence of stock ownership as of the record date. Beneficial holders may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at our principal executive offices, located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708. Please make such requests at least two weeks in advance of the Annual Meeting so that we may be able to accommodate your request.

Who Can Vote

        Only shareholders of record at the close of business on March 10, 2016 are eligible to vote at the meeting. As of the close of business on that date, there were 36,220,278 shares of our common stock outstanding.

How to Vote

        Specific voting instructions are set forth below and can also be found on the Notice and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

        A proxy card that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Registered Shareholders

        Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone company usage charges may apply, which must be borne by the shareholder.

        Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. Internet service provider usage charges may apply, which must be borne by the shareholder.

        Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

        If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed in the proxy card by the organization that is the record owner of your shares. For a beneficial holder to vote in person at the Annual Meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

        A shareholder of record may revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the Dun & Bradstreet Plans

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in your name in the Dun & Bradstreet Common Stock Fund of The Dun & Bradstreet Corporation 401(k) Plan, referred to as the 401(k) Plan, or a current or former Moody's Corporation employee who holds Dun & Bradstreet shares in your name in the Moody's Corporation Profit Participation Plan (currently sponsored by Moody's Corporation), referred to as the PPP, you are entitled to give voting instructions for the shares held in your account. If you receive a printed copy of the proxy materials by mail, you will receive only one proxy card for all of the Dun & Bradstreet shares you hold in the 401(k) Plan and PPP. Your proxy card will serve as a voting instruction card for the plans' trustees. However, most active Dun & Bradstreet employees who have shares in the 401(k) Plan will receive an e-mail containing instructions on how to access our proxy materials and how to vote such shares on the Internet.

        If you do not vote your shares or specify your voting instructions on your proxy card, the applicable plan's trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. To allow sufficient time for voting by the trustee of each plan, your voting instructions must be received by the applicable trustee by May 2, 2016.

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in the Dun & Bradstreet Employee Stock Purchase Plan, or ESPP, you are considered a beneficial holder as described above and should follow the voting instructions provided in the Notice sent to you by the ESPP plan administrator.

List of Shareholders

        The names of registered shareholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Eliminating Duplicative Proxy Materials

        Shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure (called "householding") provides greater convenience to our shareholders, saves money by reducing our printing and mailing costs, and reduces the environmental impact of our Annual Meeting.

        If you would like to participate in this program, or alternatively, if you currently receive a single copy of our proxy statement and Annual Report per household and wish to receive separate copies, please contact Broadridge Financial Solutions by calling toll-free at 866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

        Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail, mail or other forms of social media. We have also retained the firm of Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $10,500 plus expenses. We will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Morrow & Co. will request banks and brokers to solicit proxies from their customers, where appropriate, and we will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

        Our by-laws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitutes a quorum at meetings of shareholders. Abstentions and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, which includes only Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm for 2016), as discussed below.

        This means that for all proposals except Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        Election of directors (Proposal No. 1) shall be determined by a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, a majority of the voting power present means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting for a nominee, and shares not voted for a nominee as a result of broker non-votes, will not be counted as voting for or against that nominee's achievement of a majority. If a current director is not re-elected, the director shall offer to tender his or her resignation to the Board. The N&GC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the N&GC's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision.

        The remaining items submitted to shareholders for vote (Proposal Nos. 2 - 4) shall each be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the applicable matter. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting with respect to any such matter will effectively count as votes against such matter. Broker non-votes with respect to any matter will not count as present and entitled to vote on such matter.

Shareholder Account Maintenance

        Our transfer agent is Computershare Shareowner Services LLC. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

  •
  toll-free at 866-283-6792 for U.S. and Canada holders (International holders dial 201-680-6578; hearing-impaired holders dial 800-231-5469);

  •
  at the following website www.computershare.com/investor; or

  •
  by writing to Computershare Shareowner Services LLC, P.O. Box 30170, College Station, Texas 77842-3170.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulation to furnish Dun & Bradstreet with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Dun & Bradstreet, we believe that during 2015 our insiders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

        We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

        The information under the "Report of the Audit Committee" and "Report of the Compensation & Benefits Committee" sections of this proxy statement does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dun & Bradstreet filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

        The information on our website (www.dnb.com) is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

        Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2017 must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no later than November 22, 2016. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies. In addition, we recently amended our by-laws to include a proxy access provision. Under this provision, shareholders who meet the requirements set forth in our by-laws may under certain circumstances include a specified number of director candidates in our proxy statement. Shareholders desiring to utilize this process for the 2017 Annual Meeting of Shareholders must give written notice to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than October 23, 2016 and no later than November 22, 2016. The specific requirements for such written notice may be found in our by-laws.

        Shareholder proposals for the 2017 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than January 4, 2017 and no later than February 3, 2017. For a shareholder seeking to nominate a candidate for our Board other than pursuant to the proxy access provision in our by-laws, the notice must describe various matters regarding the nominee, including, among other things, name, age and business address of the nominee, certain monetary arrangements between the nominee and the nominating shareholder, and the nominee's written consent to being named in the proxy statement and to serving as a director if elected, and other specified matters. For a shareholder seeking to bring other business before a shareholder meeting, the written notice must include, among other things, a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder. The specific requirements that are summarized in this paragraph may be found in our by-laws.

        Any shareholders desiring a copy of our by-laws will be furnished one without charge upon written request to our Corporate Secretary at the above address or they may obtain a copy from the Corporate Governance information in the Investor Relations section of our website (http://investor.dnb.com). A copy of our current by-laws is also filed as an exhibit to our Current Report on Form 8-K filed on December 7, 2015 and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP REVENUE TO CORE REVENUE (AS ADJUSTED)
AND
THE EFFECT OF FOREIGN EXCHANGE ON CORE REVENUE (AS ADJUSTED) GROWTH

	For The Year Ended December 31,
			Growth Rate
	2015	2014
	($ in millions)		Fav (Unfav)
Revenue (GAAP)	$1,637.1	$1,584.5	3%
Less: Revenue from Divested and Other Businesses	—	0.1	N/M
Add: Acquisition Related Deferred Revenue Fair Value Adjustment	19.9	—	N/M

Core Revenue (As Adjusted)	$1,657.0	$1,584.4	5%

Effect of Foreign Exchange			2%
Core Revenue (As Adjusted) Growth Before the Effect of Foreign Exchange (1)			7%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our use of Core Revenue (As Adjusted) growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON
SHAREHOLDERS (AS ADJUSTED)

	For The Year Ended December 31,
			Growth Rate
	2015	2014
Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (GAAP)	$4.64	$7.99	(42)%
Impact of Adjustments to Reported Results:
Restructuring Charges	(0.57)	(0.30)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	(0.02)	(0.06)
Acquisition/Divestiture Related Costs	(0.51)	—
Amortization of Acquisition Related Intangibles	(0.30)	—
Acquisition Related Deferred Revenue Fair Value Adjustment	(0.38)	—
Impaired Asset—Data Management and Back Office Infrastructure	(0.13)	—
Impaired Assets—Parsippany, N.J. Building	—	(0.12)
Effect of Legacy and Other Tax Matters	0.21	1.01
Gain (Loss) on Investment	(0.02)	—
Tax Impact on Repatriation of Foreign Earnings	0.08	—
Discontinued Operations	(0.97)	0.28

Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (As Adjusted) (1)	$7.25	$7.18	1%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our use of Diluted EPS (As Adjusted) and why management believes this measure provides useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP OPERATING INCOME TO OPERATING INCOME
(AS ADJUSTED)

	For The Year Ended December 31,
			Growth Rate
	2015	2014
	($ in millions)
Operating Income (GAAP)	$337.0	$411.4	(18)%
Impact of Adjustments to Reported Results:
Restructuring Charges	(32.3)	(14.9)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	(1.6)	(3.7)
Acquisition/Divestiture Related Costs	(21.9)	—
Amortization of Acquisition Related Intangibles	(17.8)	—
Acquisition Related Deferred Revenue Fair Value Adjustment	(19.9)	—
Impaired Asset—Data Management and Back Office Infrastructure	(6.7)	—
Impaired Assets—Parsippany, N.J. Building	(0.1)	(7.3)

Operating Income (As Adjusted) (1)	$437.3	$437.3	0%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our use of Operating Income (As Adjusted) and why management believes this measure provides useful information to investors.

EXHIBIT A

THE DUN & BRADSTREET CORPORATION
COVERED EMPLOYEE INCENTIVE PLAN
(as Amended and Restated Effective May 4, 2016)

1.     PURPOSE OF THE PLAN

        The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain management employees of the Company and its Affiliates, thereby motivating such employees to attain performance goals articulated under the Plan.

2.     DEFINITIONS

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

        (a)   Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

        (b)   Affiliate: Any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any other entity designated by the Board in which the Company or a Subsidiary or Affiliate has an interest.

        (c)   Award: A periodic bonus award granted pursuant to the Plan, which may be satisfied in cash or equity as determined at the time of the Award. If the Award is satisfied in equity, such Award will be subject to the terms and conditions of the SIP, including the maximum number of Shares of the Company's Common Stock that may be issued under the SIP.

        (d)   Board: The Board of Directors of the Company.

        (e)   Change in Control: The occurrence of any of the following events, but only to the extent such event constitutes a "change in control event" as that term is defined for purposes of Section 409A of the Code:

    (i)
    any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company's stock, but only if such Person or group is not considered to effectively control the Company (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations) prior to such acquisition;

    (ii)
    a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

    (iii)
    any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, but only if such Person or group was not considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such acquisition; or

    (iv)
    any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including Persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than ninety percent (90%) of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the asset transfer, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company immediately after the asset transfer, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in (iii), above, immediately after the asset transfer.

        (f)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

        (g)   Committee: The Compensation & Benefits Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

        (h)   Common Stock: The common stock of the Company, par value $0.01 per share, or another class of share or other securities that may be applicable in accordance with Section 13 of the SIP.

        (i)    Company: The Dun & Bradstreet Corporation and its successors and assigns.

        (j)    Covered Employee: An employee of the Company or any Affiliate who is, or who the Committee anticipates may become, a "covered employee" of the Company, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

        (k)   Disability: Except as otherwise specified for a particular Award, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

        (l)    Exception: The performance-based compensation exception to the deductibility limitation of Section 162(m) of the Code.

        (m)  Parent: A corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

        (n)   Participant: A Covered Employee who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

        (o)   Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may designate as the period over which performance shall be measured with respect to an Award. If the Committee designates a period other than the calendar year, then payment of the related Award shall be made during the 2-1/2 month period that ends on the 15th day of the third month after the close of either the Participant's or the Company's tax year in which the Award is no longer subject to a substantial risk of forfeiture, unless the Committee expressly specifies (not later than when the legally binding right to the Award arises) that the Award is not intended to be a short-term deferral that is exempt from Section 409A of the Code. In any case where the Committee makes this express specification, the Committee shall specify in writing (not later than when the legally binding right to the Award arises) terms for payment of the Award that are compliant with Section 409A of the Code.

        (p)   Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act.

        (q)   Plan: The Dun & Bradstreet Corporation Covered Employee Incentive Plan.

        (r)   Retire and Retirement: Except as otherwise specified for a particular award, a Participant's termination of employment with the Company and the Affiliates after the Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, although such termination of employment may be under other circumstances.

        (s)   Shares: Shares of Common Stock

        (t)    SIP: The Dun & Bradstreet Corporation 2009 Stock Incentive Plan or successor to such plan.

        (u)   Subsidiary:

    (i)
    a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the board of directors or analogous governing body, or

    (ii)
    any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and that the Committee designates as a Subsidiary for purposes of the Plan.

3.     ADMINISTRATION

        (a)   General. The Plan shall be administered by the Committee. Each member of the Committee shall be a member of the Board, a "non-employee director" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and an "outside director" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who meet the requirements of the immediately prior sentence. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance goals in respect of such Performance Periods and to certify that such performance goals were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any Affiliate the authority to take actions on its behalf pursuant to the Plan.

        (b)   Liability of Committee. Subject to any and all applicable laws, rules, regulations and other legal requirements, including, as applicable, Section 16(b) of the Act, Section 162(m) and Section 409A of the Code, and the listing standards of the New York Stock Exchange (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation and Bylaws, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party that the Committee deems necessary.

4.     ELIGIBILITY AND PARTICIPATION

        The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Affiliates.

5.     AWARDS

        (a)   Performance Goals Relating to the Exception. For each Award, the Committee shall establish at least one performance goal that is intended to permit the Award to satisfy the Exception and shall determine the maximum dollar amount of compensation payable under the Award for attainment of such performance goal. The Committee may also establish lower dollar amounts of compensation payable for lower levels of achievement with respect to the performance goal and may also establish one or more threshold levels of achievement with respect to the performance goal in order for any compensation to be paid pursuant to the Award. If none of the threshold levels of achievement with respect to the performance goal intended to permit the Award to satisfy the Exception are attained, no compensation may be paid pursuant to the Award. The Committee shall establish in writing each performance goal intended to permit the Award to satisfy the Exception (i) while the outcome for the Performance Period is substantially uncertain and (ii) within 90 days after the commencement of the Performance Period to which the performance goal relates (or, if the performance period is less than one year in duration, on or before 25% of the relevant Performance Period or the Participant's service during the relevant Performance Period has elapsed, as each is scheduled in good faith at the time the performance goal is established). The Committee shall adopt or confirm a written definition of each performance goal intended to permit the Award to satisfy the Exception at the time the Committee establishes such performance goal. If more than one performance goal is specified by the Committee for an Award, the Committee shall also specify in writing whether one, all or some other number of such goals must be attained in order for payment to be made to the Participant with respect to the Award.

        The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure, debt to capital ratio or capital expenditures; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) operating profit; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow, including operating cash flow, free cash flow or cash flow per Share; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xx) deferred revenue; (xxi) return on assets; (xxii) economic value added; (xxiii) price to earnings growth ratio; (xxiv) total shareholder return; and (xxv) revenue compound annual growth rate. The foregoing criteria may be measured on a Generally Accepted Accounting Principles ("GAAP") basis, adjusted GAAP basis, or non-GAAP basis.

        The foregoing criteria may relate to the Company, one or more of the Affiliates or one or more of the divisions, units, partnerships, joint ventures or minority investments, or product lines or products of the Company or any Affiliate, or any combination of the foregoing, and may be measured on an absolute basis and/or relative to a pre-established target, results for a previous period, or results of one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine and specify in writing. In addition to any adjustments provided by the Award, in determining attainment of the performance goals for an Award, the Committee may exclude any or all extraordinary items and other items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company and the Affiliates, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys' fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance goal for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Company and the Affiliates, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. Such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance goals intended to permit the Award to qualify for the Exception are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award's qualification for the Exception. To the extent that a performance goal is based on the price of the

Company's common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, issuance of equity for cash or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance goal as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants. The Committee's adjustments as described in the preceding sentence shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award's qualification for the Exception. The maximum amount payable to an individual Participant under all Awards granted in a single fiscal year of the Company and having Performance Period(s) of one fiscal year or less shall be 2% of the Company's income from continuing operations before provision for income taxes and equity in net income of affiliates for such fiscal year, adjusted to exclude non-core gains and charges for such fiscal year ("Income"); provided, however, that if one or more Awards granted in any single fiscal year of the Company have Performance Period(s) that span more than one fiscal year of the Company, then the maximum amount payable to the Participant with respect to such Awards shall be 2% of the Company's aggregate Income for the whole or partial fiscal years of the Company spanned by such Performance Periods.

        (b)   Other Performance Criteria. In addition to specifying one or more performance goals intended to permit an Award to satisfy the Exception pursuant to subsection (a), the Committee may specify additional performance goals, or such other conditions and criteria as it chooses, to determine the final amount payable to the Participant under the Award by way of reducing (but not increasing) the amount payable under the Award as determined pursuant to subsection (a).

        (c)   Payment. The Committee shall determine whether, with respect to an Award for a Performance Period, the applicable performance goals intended to permit the Award to satisfy the Exception have been met and, if they have, shall so certify in writing and ascertain the amount payable under the Award due to achievement of such performance goals. This may be accomplished through approved minutes of the Committee meeting or by some other form of written certification. No amount will be paid under an Award for a Performance Period until such written certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than (but not more than) the amount determined by the applicable performance goals intended to permit the Award to satisfy the Exception (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than the fifteenth day of the third month that begins after the end of the month that contains the last day of the Performance Period (and not later than any earlier date that applies pursuant to the definition of a "Performance Period").

        (d)   Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Affiliates of the payment of Awards. Subject to the preceding sentence, in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required. In addition, if any provision of the Plan would cause Awards that are intended to qualify for the Exception to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

        (e)   Employment Termination and Transition. Except as provided in paragraph (i) below and Section 10(b), a Participant shall not be paid an Award with respect to a Performance Period if the

Participant's active employment in an eligible position does not continue until the end of the Performance Period.

    (i)
    Subject to paragraphs (ii) and (iii) below, if a Participant does not continue in active employment until the end of the Performance Period because the Participant dies, Retires, suffers a Disability, is assigned to a different position that causes the Participant to no longer be eligible, or is granted a leave of absence, a pro rata share of the Participant's Award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period. In addition, to the extent provided in The Dun & Bradstreet Career Transition Plan (or a successor or similar transition plan or arrangement, determined in the discretion of the Committee) ("Transition Plan") a Participant may be paid a pro rata share of the Participant's Award, determined in accordance with the Transition Plan.

    (ii)
    Any payment of an Award under this subsection (e) shall only be available to the extent it would have become earned and payable, in accordance with the preceding provisions of this Section 5, had the Participant's employment status not changed. In addition, any Award that is otherwise payable shall not be paid to the Participant if the Company terminates the Participant's employment for cause at any time prior to the actual payment of the Award to the Participant. For this purpose, the existence of cause for the Participant's termination shall be determined in the discretion of the Committee. The provisions of this paragraph (ii) do not apply in the case of an Award that is payable under Section 10(b).

    (iii)
    An Award under this subsection (e) shall be paid at the usual time applicable under subsection (c) above. Subject to Section 10(b), the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee (and notwithstanding paragraph (i) above).

6.     AMENDMENTS OR TERMINATION

        The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would diminish any of the rights under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. The Committee's right to amend the Plan shall apply only to the extent consistent with Code Section 162(m) and other applicable regulatory requirements.

7.     NO RIGHT TO EMPLOYMENT

        Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and the Affiliates.

8.     NONTRANSFERABILITY OF AWARDS

        An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.     REDUCTION OF AWARDS

        Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any Affiliate by the Participant.

10.   ADJUSTMENTS UPON CERTAIN EVENTS

        (a)   Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any similar transaction to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

        (b)   Change in Control. In the event of a Change in Control, Awards shall be treated as specified in The Dun & Bradstreet Corporation Change in Control Plan.

11.   MISCELLANEOUS PROVISIONS

        (a)   The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Affiliates (in which case payment shall be made by such Affiliate, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Affiliate's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

        (b)   The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

        (c)   Gender and Number. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender, the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

        (d)   Severability. If any provision of this Plan is, or is hereafter declared to be, void, voidable, invalid or otherwise unlawful, the remainder of the Plan will not be affected thereby.

        (e)   Code Section 409A.

    (i)
    To the extent necessary to ensure compliance with Section 409A of the Code, the provisions of this Section 11(e) shall govern in all cases over any contrary or conflicting provision in the Plan.

    (ii)
    The Company intends for all payments under this Plan to be exempt from Section 409A of the Code as "short-term deferrals" pursuant to Treasury regulation section 1.409A-1(b)(4). However, to the extent that any payment under this Plan does not qualify for exception from Section 409A of the Code, the Company intends for such payment to comply with the requirements of Section 409A of the Code. Accordingly, to the extent applicable, this Plan shall at all times be interpreted and operated in accordance with the requirements of Section 409A of the Code. The Company shall take action, or refrain from taking any action, with respect to the payments and benefits under this Plan that is reasonably necessary to comply with Section 409A of the Code. In the event that any payment under the Plan shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a "protected party") shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

        (f)    Withholding. The Company may withhold from any amount payable or benefit provided under this Plan such federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation.

        (g)   Clawback Policy. Awards under the Plan and amounts paid pursuant to Awards under the Plan shall be subject to the terms of the Company's recoupment (claw-back) policy as in effect from time to time.

12.   CHOICE OF LAW

        The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles.

13.   EFFECTIVENESS OF THE PLAN

        The Plan has been adopted by the Committee on February 23, 2016, subject to the approval of the Company's shareholders at the 2016 annual shareholders meeting. The re-approved Plan as amended shall be effective for Awards granted on or after May 4, 2016.

YOU CAN VOTE BY INTERNET OR TELEPHONE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK It's fast, convenient, and your vote is immediately confirmed and tabulated. Most importantly, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs. VOTE BY INTERNET - WWW.PROXYVOTE.COM Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VOTE BY MAIL Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or return it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M99734-P72828 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE DUN & BRADSTREET CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4: 1. Election of ten Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Robert P. Carrigan For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1b. Cindy Christy 1i. Randall D. Mott 1j. Judith A. Reinsdorf 1c. Christopher J. Coughlin 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016. Advisory approval of the Company's executive compensation (Say on Pay). Re-approval of the Company's Covered Employee Incentive Plan, as amended and restated. 1d. L. Gordon Crovitz 3. 1e. James N. Fernandez 4. 1f. Paul R. Garcia 1g. Anastassia Lauterbach NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1h. Thomas J. Manning For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET THE DUN & BRADSTREET CORPORATION Annual Meeting of Shareholders May 4, 2016 8:00 a.m. The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Form 10-K/Annual Report is available at www.proxyvote.com. M99735-P72828 THE DUN & BRADSTREET CORPORATION Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held May 4, 2016 The undersigned hereby appoints Robert P. Carrigan, Richard H. Veldran and Christie A. Hill, or any of them, proxies with full power of substitution, to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 2016, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of the card on the specified proposals and, in their discretion, on any other business which may properly come before said meeting. Shares credited to the undersigned in The Dun & Bradstreet Corporation 401(k) Plan and Moody's Corporation Profit Participation Plan will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions under such Plans, as described in the Proxy Statement. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. Address Changes/Comments:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 4, 2016. THE DUN & BRADSTREET CORPORATION You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. M99736-P72828 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 10, 2016 Date:May 4, 2016Time: 8:00 AM ET Location: The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. M99737-P72828 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials AAvvaaiillaabbllee ttooVVIEIEWWoorrRREECCEEIVIVEE: : NOTICE AND PROXY STATEMENT/FORM 10-K/ANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4: 1. Election of ten Directors Nominees: 1a. Robert P. Carrigan 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016. Advisory approval of the Company's executive compensation (Say on Pay). Re-approval of the Company's Covered Employee Incentive Plan, as amended and restated. 1b. Cindy Christy 3. 1c. Christopher J. Coughlin 4. 1d. L. Gordon Crovitz NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1e. James N. Fernandez 1f. Paul R. Garcia 1g. Anastassia Lauterbach 1h. Thomas J. Manning 1i. Randall D. Mott 1j. Judith A. Reinsdorf M99738-P72828 Voting Items

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